UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under ss.240.14a-12

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing party:

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     (4) Date filed:

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


                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                              538 Broadhollow Road
                            Melville, New York 11747

                                  May 18, 2007

Dear Fellow Stockholder:

      You are cordially invited to attend the 2007 Annual Meeting of Stockholders of American Home Mortgage Investment Corp. ("AHMIC" or the "Company"), which will be held on Thursday, June 21, 2007, commencing at 10:00 a.m., local time, at 538 Broadhollow Road, Melville, New York 11747.

      At the Annual Meeting, you will be asked (i) to consider and vote upon the election of two Class II directors to serve for a three-year term expiring at the 2010 Annual Meeting of Stockholders, and until each of their respective successors has been duly elected and qualified; (ii) to consider and ratify Deloitte & Touche LLP as AHMIC's independent auditors for the year ending December 31, 2007; (iii) to consider and vote upon amendments to the Company's 1999 Omnibus Stock Incentive Plan (the "Plan") to increase the number of shares reserved for purposes of the Plan and the maximum number of shares that are available to be granted as incentive stock options under the Plan; and (iv) to consider and act upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. These proposals are more fully described in the Proxy Statement that follows.

      We hope that you will find it convenient to attend in person. Whether or not you expect to attend in person, please promptly date, sign and mail the enclosed proxy in the return envelope provided to ensure your representation at the Annual Meeting and the presence of a quorum. If you do attend the Annual Meeting, you may withdraw your proxy if you wish to vote in person.

      A copy of the Company's Annual Report to Stockholders, which includes a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006, is being provided with the Proxy Statement to each of the Company's stockholders as of May 15, 2007, the record date fixed for the Annual Meeting. Additional copies of that report may be obtained by writing to American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747,
Attention: Investor Relations Department.

      On behalf of the Board of Directors and officers of the Company, I would like to express our appreciation for your continued support.

                                  Sincerely,

                                  /s/ Michael Strauss

                                  MICHAEL STRAUSS
                                  Chairman of the Board, Chief Executive Officer and President

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                              538 Broadhollow Road
                            Melville, New York 11747

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 21, 2007

To the Stockholders of American Home Mortgage Investment Corp.:

      Notice is hereby given that the Annual Meeting of Stockholders of American Home Mortgage Investment Corp., a Maryland corporation ("AHMIC" or the "Company"), will be held on Thursday, June 21, 2007, commencing at 10:00 a.m., local time, at 538 Broadhollow Road, Melville, New York 11747, for the following purposes:

   1. To elect two Class II directors to serve for a three-year term expiring at the 2010 Annual Meeting of Stockholders, and until each of their respective successors has been duly elected and qualified.

   2. To consider and ratify Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2007.

   3. To consider and vote upon amendments to the Company's 1999 Omnibus Stock Incentive Plan (the "Plan") to increase the number of shares reserved for purposes of the Plan from 4,000,000 to 5,000,000 and to increase the maximum number of shares that are available to be granted as incentive stock options under the Plan from 4,000,000 to 5,000,000.

   4. To consider and act upon such other business as may properly come before the Annual Meeting.

      The Board of Directors of the Company has fixed the close of business on May 15, 2007, as the record date for the determination of stockholders entitled to notice of and to vote on any matters that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

                                    By order of the Board of Directors,

                                    /s/ Alan B. Horn

                                    ALAN B. HORN
                                    Secretary

Dated:  May 18, 2007
Melville, New York


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU ATTEND THE MEETING.

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                              538 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747

                                  -------------

                                 PROXY STATEMENT

                                  -------------

                         Annual Meeting of Stockholders
                                  June 21, 2007

                                  -------------


      This Proxy Statement is furnished by the Board of Directors of American Home Mortgage Investment Corp., a Maryland corporation ("AHMIC" or the "Company"), in connection with the Company's solicitation of proxies for use at the 2007 Annual Meeting of Stockholders of AHMIC (the "Annual Meeting"), which will be held on Thursday, June 21, 2007, commencing at 10:00 a.m., local time, at 538 Broadhollow Road, Melville, New York 11747, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. All stockholders are entitled and encouraged to attend the Annual Meeting in person. This Proxy Statement and the accompanying Proxy Card will be mailed on or about May 18, 2007 to AHMIC stockholders of record as of May 15, 2007.

                             SOLICITATION OF PROXIES

      The proxy enclosed with this Proxy Statement is solicited by the Board of Directors of AHMIC. Proxies may be solicited by officers, directors and regular supervisory and executive employees of AHMIC, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company may reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy materials to beneficial owners and obtaining proxies from such owners. All of the costs of solicitation of proxies will be paid by AHMIC.

      All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted in accordance with the directions given and, in connection with any other business that may properly come before the Annual Meeting, in the discretion of the persons named in the proxy.

      In voting by proxy with regard to the election of directors, stockholders may vote in favor of each nominee or withhold their votes as to each or all of the nominees. If no instruction is given on a properly completed proxy, it will be voted FOR the election of each of the nominees for director named in this Proxy Statement, or, if any such nominee is unable or unwilling to serve for any reason, for such other person or persons as the Board of Directors may recommend.

      In voting by proxy with regard to the ratification of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2007, stockholders may vote in favor of ratification or against or may abstain from voting with respect to this proposal. If no instruction is given on a properly completed proxy, it will be voted FOR the ratification of Deloitte & Touche LLP as the Company's independent auditors.

      In voting by proxy with regard to the amendments to the Company's 1999 Omnibus Stock Incentive Plan (the "Plan"), stockholders may vote in favor of the amendments or against or may abstain from voting with respect to this proposal. If no instruction is given on a properly completed proxy, it will be voted FOR the amendments to the Plan.

      As to any other matter of business that may be brought before the Annual Meeting, such proxy will be voted in accordance with the judgment of the persons named in the proxy.

      A stockholder who has given a proxy may revoke it at any time before it is exercised by giving notice of revocation to the Secretary of AHMIC, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a proxy.

                                VOTING SECURITIES

      The Board of Directors has fixed the close of business on May 15, 2007, as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Holders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), as of the Record Date will be entitled to one vote for each share held. On the Record Date, there were 50,278,645* shares of the Company's Common Stock outstanding and entitled to vote.

      The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting.

      Assuming the presence of a quorum at the Annual Meeting: (i) a plurality of the votes cast by holders of shares of Common Stock represented at the Annual Meeting is required for the election of directors; (ii) the affirmative vote of a majority of the votes cast by holders of shares of Common Stock represented at the Annual Meeting is required for the ratification of Deloitte & Touche LLP as the Company's independent auditors for the year ending December 31, 2007; and
(iii) the affirmative vote of a majority of the votes cast by holders of shares of Common Stock represented at the Annual Meeting is required for approval of the amendments to the Plan, provided that the total votes cast on this proposal represent over 50% in interest of all securities entitled to vote thereon.

      Broker non-votes exist when a broker who holds shares in street name does not receive voting instructions from a beneficial stockholder and such broker does not have discretionary authority under applicable exchange rules to vote on the particular proposal. Stockholder abstentions and broker non-votes are considered present and entitled to vote for purposes of determining a quorum. There should not be any broker non-votes on Proposal I, election of directors, or Proposal II, ratification of independent auditors, because a broker who holds shares in street name and does not receive voting instructions from a beneficial stockholder has discretionary authority to vote on these proposals. A vote "withheld" from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the annual meeting is required for the election of directors, and for purposes of the vote on Proposal II, ratification of independent auditors, an abstention will have no effect. For purposes of the vote on Proposal III, amendments to the Plan, an abstention or a broker non-vote may exist, because a broker who holds shares in street name and does not receive voting instructions from a beneficial stockholder does not have discretionary authority to vote on Proposal III. A broker non-vote on Proposal III will have the effect of a vote against such proposal.


---------------------------
* Number of shares is an estimate. This number will be updated following the Record Date.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

      As of April 16, 2007, the following are the only persons, entities or groups (other than as set forth under "Security Ownership of Directors and Executive Officers" below) known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock.

                                               Shares of Common Stock        Percent of Common Stock
Name and Address of Beneficial Owner             Beneficially Owned          Beneficially Owned (1)
----------------------------------------- ------------------------------ ------------------------------
Goldman Sachs Asset Management, L.P.              3,599,996 (2)                    7.2%
  32 Old Slip
  New York, NY  10005

Munder Capital Management                         3,434,538 (3)                    6.8%
  Munder Capital Center
  480 Pierce Street
  Birmingham, MI  48009

NWQ Investment Management Company, LLC            2,905,623 (4)                    5.8%
  2049 Century Park East, 16th Floor
  Los Angeles, CA 90067

--------------------------

(1) Ownership percentages are based on 50,278,645 shares of Common Stock outstanding as of April 16, 2007.

(2) Goldman Sachs Asset Management, L.P., a Delaware limited partnership ("Goldman"), filed a Schedule 13G with the SEC on February 7, 2007. According to the Schedule 13G, Goldman beneficially owned 3,599,996 shares of Common Stock, with sole voting power over 2,869,797 shares and sole dispositive power over 3,599,996 shares.

(3) Munder Capital Management, a Delaware general partnership ("Munder"), filed a Schedule 13G with the SEC on February 14, 2007. According to the Schedule 13G, Munder beneficially owned 3,434,538 shares of Common Stock, with sole voting power over 3,298,223 shares and sole dispositive power over 3,434,538 shares.

(4) NWQ Investment Management Company, LLC, a Delaware limited liability company ("NWQ"), filed a Schedule 13G with the SEC on February 13, 2007. According to the Schedule 13G, NWQ beneficially owned 2,905,623 shares of Common Stock, with sole voting power over 2,852,023 shares and sole dispositive power over 2,905,623 shares.

      The determination that there were no other persons, entities or groups (other than as set forth under "Security Ownership of Directors and Executive Officers" below) known to the Company to beneficially own more than 5% of the Company's outstanding Common Stock was based on a review of all statements filed with the SEC with respect to the Company pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the beginning of the prior fiscal year.

Security Ownership of Directors and Executive Officers

      The following table sets forth certain information regarding ownership of Common Stock as of April 16, 2007, by (i) each of the members of the Company's Board of Directors, (ii) each of the Company's executive officers named in the "Summary Compensation Table" under the caption "Executive Compensation" below (sometimes referred to herein as the "Named Executive Officers"), and (iii) all directors and executive officers of the Company as a group. Unless otherwise indicated, all shares were owned directly with sole voting and investment power.

                                               Shares of Common Stock      Percent of Common Stock
Name and Address of Beneficial Owner (1)         Beneficially Owned        Beneficially Owned (2)
--------------------------------------------  --------------------------  --------------------------
Michael Strauss                                         4,785,351 (3)                   9.47%

John A. Johnston                                          400,027                           *

Nicholas R. Marfino                                        37,815                           *

Michael A. McManus, Jr.                                    41,486                           *

C. Cathleen Raffaeli                                       38,877                           *

Kristian R. Salovaara                                       5,990                           *

Irving J. Thau                                              9,316                           *

Stephen A. Hozie                                           93,000 (4)                       *

Robert F. Johnson, Jr.                                     10,347 (5)                       *

Thomas M. McDonagh                                         45,400 (6)                       *

Richard S. Loeffler                                        25,000 (7)                       *

All directors  and executive  officers as a
group (thirteen individuals)                            5,094,504                      10.13%

---------------------------
*    Represents less than 1%.

(1) Each individual listed in the table is a director or Named Executive Officer of the Company, with an address at c/o American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747.

(2) Ownership percentages are based on 50,278,645 shares of Common Stock outstanding as of April 16, 2007. Under the rules of the SEC, shares of common stock that an individual has a right to acquire within 60 days from April 16, 2007, pursuant to the exercise of options, warrants or other convertible securities, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

(3) This number includes currently exercisable options to purchase 243,245 shares of Common Stock.

(4) This number includes currently exercisable options to purchase 90,000 shares of Common Stock.

(5) This number includes currently exercisable options to purchase 10,000 shares of Common Stock.

(6) This number includes currently exercisable options to purchase 40,860 shares of Common Stock. This number also includes 4,140 shares of Common Stock held by trusts established for Mr. McDonagh's minor children, as to which shares Mr. McDonagh disclaims beneficial ownership.

(7) This number includes currently exercisable options to purchase 15,000 shares of Common Stock.

                              CORPORATE GOVERNANCE

Board of Directors

      The bylaws of the Company provide that the Board of Directors will consist of not less than three members nor more than 12 members, the exact number to be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors of AHMIC. Currently, there are seven members on the Board of Directors, which is divided into three classes. Directors in each class are elected for a three-year term in staggered years.

Meetings of the Board of Directors

      The Board of Directors of the Company held six meetings during 2006 and took action by written consent on three occasions. Each current director attended 100% of the aggregate number of meetings of the Board of Directors and Board committees on which he or she served that were held during such period.

      Directors are encouraged, but are not required, to attend the Company's annual meetings of stockholders. One director attended the Company's 2006 Annual Meeting of Stockholders, which was held on June 20, 2006.

Independence of the Board of Directors

      The Board of Directors of the Company has affirmatively determined that five of its seven directors, including all members of its Audit, Compensation and Nominating and Corporate Governance Committees, are "independent" as defined by the listing standards of the New York Stock Exchange ("NYSE") and applicable rules and regulations of the SEC. The five independent directors are Nicholas R. Marfino, Michael A. McManus, Jr., C. Cathleen Raffaeli, Kristian R. Salovaara and Irving J. Thau.

Executive Sessions of Non-Management Directors

      Meetings of non-management directors are scheduled to be held regularly throughout the year. Additional meetings may be scheduled by any non-management director. These non-management executive sessions may be chaired by any of the chairpersons of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In this regard, the Company's current policy is to rotate the chairperson position at such sessions among the various committee chairpersons.

Communications with Directors

      Stockholders and other interested parties may communicate directly with any director, including any non-management member of the Board of Directors, by writing to the attention of such individual at the following address: American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747.

      Communications that are intended for the non-management directors generally should be marked "Personal and Confidential" and sent to the attention of the Chair of the Nominating and Corporate Governance Committee. The Chair will distribute any communications received to the non-management director(s) to whom the communication is addressed. Communications that are intended for the whole Board should be sent to the attention of the Company's General Counsel and Secretary.

Corporate Governance Principles

      The Board of Directors adopted Corporate Governance Principles that, along with the charters of the various Board committees, provide the framework for the governance of the Company. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the Corporate Governance Principles from time to time and recommending proposed changes to the Board for approval. The Corporate Governance Principles are available on the Company's website at http://www.americanhm.com. The Corporate Governance

Principles are also available in print to anyone who requests them by writing to the Company at the following address: 538 Broadhollow Road, Melville, New York 11747, Attention: Investor Relations Department.

Code of Business Conduct and Ethics

      All directors, officers and employees of the Company must act ethically and in accordance with the Company's Code of Business Conduct and Ethics (the "Code of Ethics"). The Code of Ethics satisfies the definition of "code of ethics" under the rules and regulations of the SEC and is available on the Company's website at http://www.americanhm.com. The Code of Ethics is also available in print to anyone who requests it by writing to the Company at the following address: 538 Broadhollow Road, Melville, New York 11747, Attention:
Investor Relations Department.

Committees of the Board of Directors and Committee Meetings

      The Board of Directors of the Company currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The members and functions of these committees are described below. The Board of Directors has adopted written charters for each such committee, current versions of which are available on the Company's website at http://www.americanhm.com. The charters are also available in print to anyone who requests them by writing to the Company at the following address: 538 Broadhollow Road, Melville, New York 11747, Attention: Investor Relations Department.

      Audit Committee
      ---------------

      The Audit Committee assists the Board of Directors in monitoring: (i) the integrity of the financial statements of the Company, (ii) the qualifications and independence of the Company's independent auditors, (iii) the performance of the Company's internal audit function and independent auditors, (iv) the compliance by the Company with legal and regulatory requirements and (v) the processes by which management assesses and manages risk. The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by the independent auditors, subject to the exceptions for non-audit services which are approved by the Audit Committee prior to the completion of the audit. The Amended and Restated Charter of the Audit Committee, which describes all of the Audit Committee's responsibilities, is posted on the Company's website.

      During 2006, the Audit Committee held eight meetings. The Audit Committee Report appears on page 16 of this Proxy Statement.

      The members of the Audit Committee are Irving J. Thau (Chair), C. Cathleen Raffaeli, Nicholas R. Marfino and Michael A. McManus, Jr.

      The Board of Directors has determined that each member of the Audit Committee satisfies the independence standards for Audit Committee membership as set forth in Section 10A(m)(3) of the Exchange Act and the rules promulgated thereunder and applicable listing standards of the NYSE. In addition, the Board of Directors has determined that Mr. Thau satisfies the SEC's criteria for an "audit committee financial expert."

      Compensation Committee
      ----------------------

      The primary purpose of the Compensation Committee is (i) to review and approve corporate goals and objectives relevant to compensation of the Company's Chief Executive Officer ("CEO"), evaluate the CEO's performance in light of such goals, and determine and approve the salary, benefits and other compensation of the CEO, (ii) to review, with the CEO, the salaries, benefits and other compensation of the Company's other executive officers, and (iii) to make recommendations to the Company's Board of Directors regarding the other executive officers' salaries, benefits, and other compensation. The Compensation Committee has the authority to delegate any of its responsibilities to subcommittees as the Compensation Committee deems appropriate, provided that any such subcommittee is composed entirely of independent directors. The Charter of the Compensation Committee, which describes all of the Compensation Committee's responsibilities, is posted on the Company's website.

      Compensation decisions affecting the Company's CEO are made by the Compensation Committee. In 2006, the Compensation Committee engaged independent compensation consultant, Pearl Meyer & Partners, to review, evaluate and provide recommendations for Mr. Strauss' salary and compensation. Compensation decisions affecting the Company's other executive officers are made by the Compensation Committee, in consultation with the CEO.

      During 2006, the Compensation Committee held three meetings. The Compensation Committee Report on Executive Compensation begins on page 28 of this Proxy Statement. The members of the Compensation Committee are Nicholas R. Marfino (Chair), Michael A. McManus, Jr., and C. Cathleen Raffaeli.

      Nominating and Corporate Governance Committee
      ---------------------------------------------

      The primary purpose of the Nominating and Corporate Governance Committee is to consider and make recommendations to the Board of Directors concerning the appropriate size, functions and needs of the Board of Directors. The responsibilities of the Nominating and Corporate Governance Committee also include, among other things, identifying and nominating individuals qualified to become members of the Board, developing the Company's Corporate Governance Principles and overseeing the evaluation of the Board and management. The Charter of the Nominating and Corporate Governance Committee, which describes all of the Nominating and Corporate Governance Committee's responsibilities, is posted on the Company's website.

      During 2006, the Nominating and Corporate Governance Committee held one meeting. The members of the Nominating and Corporate Governance Committee are Michael A. McManus, Jr. (Chair), Nicholas R. Marfino and C. Cathleen Raffaeli.

Compensation of the Board of Directors

      Directors who are neither employees of the Company nor employees of its subsidiaries each received $4,000 per Board of Directors or committee meeting attended (except for committee meetings held on the same day as a Board meeting). In addition, the chairperson of the Audit Committee receives an additional fee of $10,000 per year of service. Directors also are reimbursed for reasonable out-of-pocket expenses incurred in connection with their service as directors.

      Each non-employee director is eligible to be awarded non-qualified stock options and shares of restricted stock under the Plan. A recipient of restricted stock under the Plan is entitled to vote such stock and is entitled to all dividends paid on such stock, except that dividends paid in shares of Common Stock or other property also will be subject to the same restrictions.

      Directors who serve either as the Company's officers or employees or as officers or employees of any of its subsidiaries do not receive any additional compensation for their services as directors.

      The following table shows the compensation paid during the year ended December 31, 2006 to each of our non-employee directors.

----------------------------------------------------------------------------------------------------------------------------
         Name                 Fees       Stock      Option       Non-Equity        Change in        All Other       Total
                            Earned or   Awards      Awards     Incentive Plan       Pension       Compensation       ($)
                             Paid in    ($) (1)       ($)       Compensation       Value and           ($)
                               Cash                                  ($)          Nonqualified
                               ($)                                                  Deferred
                                                                                 Compensation
                                                                                   Earnings
----------------------------------------------------------------------------------------------------------------------------
Nicholas R. Marfino          32,000   200,028 (2)     --             --               --               --          232,028

----------------------------------------------------------------------------------------------------------------------------
Michael A. McManus, Jr.      32,000       --          --             --               --               --           32,000

----------------------------------------------------------------------------------------------------------------------------
C. Cathleen Raffaeli         32,000   200,005 (3)     --             --               --               --          232,005

----------------------------------------------------------------------------------------------------------------------------
Kristian R. Salovaara        16,000   200,006 (4)     --             --               --               --          216,006

----------------------------------------------------------------------------------------------------------------------------
Irving J. Thau               46,000       --          --             --               --               --           46,000

----------------------------------------------------------------------------------------------------------------------------

---------------------------
(1) During 2006, the Company awarded an aggregate of 18,833 shares of restricted stock to non-employee members of the Board of Directors, as described in the table.

(2) Represents the value of the 5,633 shares of restricted stock awarded to Mr. Marfino on July 20, 2006, based on the closing price of the Company's Common Stock on the NYSE on the date of grant ($35.51). Of these 5,633 shares of restricted stock, 50% will vest on July 20, 2008, and the remaining 50% will vest on July 20, 2009.

(3) Represents the value of the 7,210 shares of restricted stock awarded to Ms. Raffaeli on March 10, 2006, based on the closing price of the Company's Common Stock on the NYSE on the date of grant ($27.74). Of these 7,210 shares of restricted stock, 50% will vest on March 10, 2008, and the remaining 50% will vest on March 10, 2009.

(4) Represents the value of the 5,990 shares of restricted stock awarded to Mr. Salovaara on June 20, 2006, based on the closing price of the Company's Common Stock on the NYSE on the date of grant ($33.39). Of these 5,990 shares of restricted stock, 50% will vest on June 20, 2008, and the remaining 50% will vest on June 20, 2009.

Director Nomination Process

      Role of the Nominating and Corporate Governance Committee
      ---------------------------------------------------------

      In accordance with the Company's Corporate Governance Principles, the Nominating and Corporate Governance Committee considers director candidates based on criteria approved by the Board of Directors, including such individuals' backgrounds, skills, expertise, accessibility and availability to serve constructively and effectively on the Board. The Nominating and Corporate Governance Committee considers and evaluates director candidates based upon certain minimum qualifications set forth in the Charter of the Nominating and Corporate Governance Committee.

      The Nominating and Corporate Governance Committee may retain a director search firm to assist the Nominating and Corporate Governance Committee in identifying qualified director nominees. In addition, the Nominating and Corporate Governance Committee will consider potential nominees proposed by the Chairman of the Board, the CEO, any member of the Nominating and Corporate Governance Committee and any search firm engaged by any of the foregoing for the purpose of identifying potential candidates for Board membership. After identifying qualified individuals and conducting interviews, as appropriate, the Nominating and Corporate Governance Committee will recommend the selected individuals to the Board. In the event there is a vacancy on the Board between stockholders' meetings, the Nominating and Corporate Governance Committee will recommend one or more of the qualified individuals for appointment to the Board.

      Candidates Proposed by Stockholders
      -----------------------------------

      The Nominating and Corporate Governance Committee has a policy to consider recommendations for director candidates submitted in good faith by stockholders. A stockholder recommending an individual for consideration by the Nominating and Corporate Governance Committee must provide (i) evidence in accordance with Rule 14a-8 of the Exchange Act of compliance with the stockholder eligibility requirements, (ii) the written consent of the candidate(s) for nomination as a director, (iii) a resume or other written statement of the qualifications of the candidate(s) for nomination as a director and (iv) all information regarding the candidate(s) and the stockholder that would be required to be disclosed in a proxy statement filed with the SEC if the candidate(s) were nominated for election to the Board, including, without limitation, name, age, business and residence address and principal occupation or employment during the past five years. Stockholders should send the required information to the Company at 538 Broadhollow Road, Melville, New York 11747, Attention: General Counsel and Secretary.

      In order for a recommendation to be considered by the Nominating and Corporate Governance Committee for the 2008 Annual Meeting of Stockholders, the Company's General Counsel and Secretary must receive the recommendation no later than 5:00 p.m., local time, on January 19, 2008. Such recommendations must be sent via registered, certified or express mail (or other means that allows the stockholder to determine when the recommendation was received by the Company). The Company's General Counsel and Secretary will send properly submitted stockholder recommendations to the Nominating and Corporate Governance Committee for consideration at a future meeting of the Nominating and Corporate Governance Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration as other individuals evaluated by the Nominating and Corporate Governance Committee.

      Stockholder Nominations
      -----------------------

      In addition, the Company's bylaws permit stockholders to nominate directors to be voted upon at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting. Stockholders intending to nominate a person for election as a director must comply with the requirements set forth in the Company's bylaws, which were filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 2003. A copy of the Company's bylaws can be obtained, without charge, upon written request to the Company at 538 Broadhollow Road, Melville, New York 11747, Attention: Investor Relations Department. The bylaws generally require, among other things, that the Company receive written notification from the record stockholder containing the information described in the section above and any other information required by the bylaws no earlier than February 22, 2008, and no later than March 23, 2008.

PROPOSAL I - ELECTION OF DIRECTORS

      John A. Johnston, whose term expires at the Annual Meeting, is a Class II director and has been nominated for re-election to the Board of Directors as a Class II director to hold office for a three-year term expiring at the 2010 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Mr. Johnston has consented to be named as a nominee and, if elected, to serve as a director.

      Michael A. McManus, Jr., whose term expires at the Annual Meeting, is a Class II director and has been nominated for re-election to the Board of Directors as a Class II director to hold office for a three-year term expiring at the 2010 Annual Meeting of Stockholders and until his successor has been duly elected and qualified. Mr. McManus has consented to be named as a nominee and, if elected, to serve as a director. The Board of Directors of the Company has affirmatively determined that Mr. McManus is "independent" as defined by the listing standards of the NYSE and applicable rules and regulations of the SEC.

      If any of the nominees named above is unable or unwilling to serve as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend. Management of AHMIC does not anticipate that such an event will occur.

       The Board of Directors recommends a vote "FOR" the election of each director nominee set forth above.

Information about the Nominees, the Continuing Directors and Executive and Other Key Officers of the Company

      The table below sets forth the names and ages of the current directors, including the nominees, and the executive and other key officers of AHMIC, as well as the position(s) and office(s) held by those individuals. A summary of the background and experience of each of those individuals is set forth after the table.

                            Name                               Age                         Position(s)
------------------------------------------------------------   -----  -----------------------------------------------------------
DIRECTOR NOMINEES - CLASS II
(WHOSE TERMS EXPIRE IN 2010):

John A. Johnston                                                  53  Director Nominee and President, Western Division
Michael A. McManus, Jr.                                           64  Director Nominee

CONTINUING DIRECTORS - CLASS III
(WHOSE TERMS EXPIRE IN 2008):

Michael Strauss                                                   48  Chairman of the Board, Chief Executive Officer and President
Nicholas R. Marfino                                               51  Director
Irving J. Thau                                                    67  Director

CONTINUING DIRECTORS - CLASS I
(WHOSE TERMS EXPIRE IN 2009):

C. Cathleen Raffaeli                                              50  Director
Kristian R. Salovaara                                             46  Director


EXECUTIVE AND OTHER KEY OFFICERS WHO ARE NOT DIRECTORS:

Ronald L. Bergum                                                  45  Executive Vice President, Western Division
Robert Bernstein                                                  41  Executive Vice President and Controller
Chris Cavaco                                                      38  Executive Vice President and Chief Information Officer
Al Crisanty                                                       45  Executive Vice President, Wholesale
Doug Douglas                                                      59  Executive Vice President, Business Processes
Thomas J. Fiddler                                                 41  Executive Vice President, Eastern Division
David M. Friedman                                                 55  Executive Vice President and Director of Servicing
Kathleen R. Heck                                                  52  Executive Vice President, Eastern Division
Donald Henig                                                      48  President, Wholesale and Direct-to-Consumer Division
Alan B. Horn                                                      55  Executive Vice President, General Counsel and Secretary
Stephen A. Hozie                                                  48  Executive Vice President and Chief Financial Officer
Robert F. Johnson, Jr.                                            34  Executive Vice President, Capital Markets
Dena L. Kwaschyn                                                  46  Executive Vice President, Operations
Richard S. Loeffler                                               48  Executive Vice President and Chief Administrative Officer
John A. Manglardi                                                 53  President, Eastern Division
Thomas M. McDonagh                                                42  Executive Vice President and Chief Investment Officer
Craig Pino                                                        42  Executive Vice President and Treasurer
Cedric Pishalski                                                  61  Executive Vice President, Correspondent Lending
Ronald Rosenblatt                                                 60  Executive Vice President, Sales Support and Development
Lisa M. Schreiber                                                 46  Executive Vice President, Wholesale

      Director Nominees - Class II
      ----------------------------

      John A. Johnston. Mr. Johnston has served as the Company's President, Western Division, since January, 2003, and has held other senior leadership positions with the Company since 1999. Mr. Johnston joined the Company as a result of the Company's acquisition of Marina Mortgage Company, Inc. ("Marina Mortgage"), where Mr. Johnston served as Chief Executive Officer since 1991. Mr. Johnston has been one of the Company's directors since March 2000.

      Michael A. McManus, Jr. Mr. McManus has served on the Company's Board of Directors since December, 2001. Since October 30, 1998, Mr. McManus has served as President and Chief Executive Officer of Misonix, Inc., a medical equipment manufacturer. Before that time, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of that company from 1990 through March 1998. Mr. McManus also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. Currently, Mr. McManus serves on the boards of directors of NWH, Inc., a telecommunications holding firm, Novavax, Inc., a pharmaceuticals manufacturer, and LQ Corporation, Inc., a publicly held security services company, the stock of which is traded on The Nasdaq OTC Bulletin Board.

      Continuing Directors - Class I
      ------------------------------

      C. Cathleen Raffaeli. Ms. Raffaeli has been a member of the Company's Board of Directors since October 1999. Since October, 2006, Ms. Raffaeli has served as Managing Partner of the Hamilton White Group, LLC, a financial advisory firm, a position which she also held from September, 2002, until February, 2004. From February, 2004, until October, 2006, Ms. Raffaeli was the President and Chief Executive Officer of UNext LLC, an online education company. From December, 1998, until September, 2002, Ms. Raffaeli was the President and Chief Operating Officer of ProAct Technologies Corp., an e-commerce company majority owned by IXL Enterprises, a Nasdaq Global Market-listed Internet services company. Prior to joining ProAct Technologies Corp., Ms. Raffaeli was the Executive Director of the commercial credit card division of Citicorp from 1994. From 1992 to 1994, Ms. Raffaeli served as Senior Vice President of Chemical Bank, where she was responsible for its New York retail mortgage and national telemarketing business. Ms. Raffaeli is a director of E*TRADE Group, Inc., an online brokerage.

      Kristian R. Salovaara. Mr. Salovaara has served on the Company's Board of Directors since June, 2006. Since 2004, Mr. Salovaara has served as a General Partner of Watch Hill Partners LLC, where he is responsible for originating and executing investment banking services with a broad array of businesses. From 2002 to 2004, Mr. Salovaara served as a Managing Director of Helander Partners, where he assisted with the formation of an investment fund focused on investing in "distressed" companies. Prior to that time, Mr. Salovaara was employed by Bear, Stearns & Co. Inc., where he served as a Managing Director in the Telecom Banking Group from 1999 to 2001 and as a Managing Director in the Media Banking Group from 1997 to 1999. Prior to that time, Mr. Salovaara was employed by Goldman, Sachs & Co., where he served as a Vice President from 1990 to 1997 and as an Associate from 1986 to 1990 in the Investment Banking and Operations, Technology and Finance Divisions.

      Continuing Directors - Class III
      --------------------------------

      Michael Strauss. Mr. Strauss has served as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company since its founding and initial public offering in 1999. In addition, Mr. Strauss served as Chairman of the Board of Directors, Chief Executive Officer and President of the Company's predecessor corporation since its founding by Mr. Strauss in 1988. He is responsible for the Company's strategic direction as well as overseeing its day-to-day operations.

      Nicholas R. Marfino. Mr. Marfino has served on the Company's Board of Directors since July, 2001. Mr. Marfino currently serves as Head of Institutional Sales for VDM Trading LLC, a company engaged in options trading and market-making activities. From October, 2001 to July, 2005, Mr. Marfino served as Vice President of Adirondack Electronic Markets, LLC, where he managed and supervised institutional equity option sales and brokerage. Prior to that time, Mr. Marfino was employed at Ladenburg Thalmann & Co., Inc., an investment bank and securities dealer, from September, 1993 until September, 2001.

      Irving J. Thau. Mr. Thau was appointed to the Company's Board of Directors on April 27, 2004. Mr. Thau is a Certified Public Accountant and, from 1962 to 1995, held various positions with Ernst & Young LLP, where his primary responsibilities were directing and providing accounting, auditing, and business advisory services to publicly held and privately owned organizations. He was admitted to partnership in 1974, and most recently served as Ernst & Young's West Region Director of Financial Advisory Services. In 1995, Mr. Thau founded Thau and Associates, Inc., a financial consulting company of which he currently serves as President. Currently, Mr. Thau serves on the board of directors of American Vanguard Corporation, and is the chair of its audit committee and a member of its nominating and corporate governance committee.

      Executive Officers
      ------------------

      Ronald L. Bergum. Mr. Bergum has served as the Company's Executive Vice President, Western Division, since January, 2003, and has held other senior leadership positions at the Company since 1999. Mr. Bergum joined the Company in 1999 as a result of the Company's acquisition of Marina Mortgage, where Mr. Bergum served as President since 1994.

      Robert Bernstein. Mr. Bernstein joined the Company in December, 2002, as Controller. He has served as the Company's Senior Vice President and Controller from April, 2003 to April, 2006 and its Executive Vice President and Controller since April, 2006. From January, 2001, to February, 2002, he served as Chief Financial Officer of GreenPoint Mortgage. Mr. Bernstein worked in various positions at GreenPoint Mortgage and GreenPoint Bank for 15 years.

      Chris Cavaco. Mr. Cavaco joined the Company in November, 2000, and served as its Chief Technology Officer until April, 2001, when he became the Company's Chief Information Officer. Since April, 2003, Mr. Cavaco has served as the Company's Executive Vice President and Chief Information Officer. Prior to joining the Company, Mr. Cavaco worked for MCI WorldCom Wireless from June, 1997, as the Network and Systems Manager and, later, Applications Development Manager. From 1991 until June, 1997, Mr. Cavaco was self-employed as an information system consultant.

      Al Crisanty. Mr. Crisanty serves as Executive Vice President and National Production Manager of the Company's Wholesale Division. He joined the Company in August, 2003. He was promoted in May, 2006, and is responsible for overseeing the Company's wholesale production on a nationwide basis. Prior to joining the Company, he was National Production Manager for Capitol Commerce Mortgage Company. He has over 24 years of industry experience and has held senior management positions in secondary marketing, correspondent lending and wholesale production.

      Doug Douglas. Mr. Douglas joined the Company in June, 2002, as Executive Vice President, Business Processes, through the Company's acquisition of Columbia National, Incorporated ("Columbia") in June, 2002, where he served as Chief Financial Officer since August, 1971. His prior roles at Columbia were in secondary marketing, technology and both commercial and FHA multi-family loan origination. Previously, he served as President of Columbia Real Estate Investments, a publicly owned real estate investment trust managed by Columbia.

      Thomas J. Fiddler. Mr. Fiddler serves as the Company's Executive Vice President, Eastern Division, a position he has held since 2003. Mr. Fiddler joined the Company in 2000 in connection with the Company's acquisition of First Home Mortgage Corp. ("First Home Mortgage"), where Mr. Fiddler served as Executive Vice President of Sales and Marketing.

      David M. Friedman. Mr. Friedman, the Company's Executive Vice President and Director of Servicing, joined the Company in August, 2004. Prior to joining the Company, Mr. Friedman served as President of Servicing for PCFS Mortgage Resources, a division of Provident Bank, from January, 2002, to August, 2004. Since 1983, Mr. Friedman held a number of senior-level positions in the mortgage industry with such entities as Chase Mortgage/Advanta and Bank of America/Nations Credit.

      Kathleen R. Heck. Ms. Heck joined the Company in September, 2004, as Executive Vice President, Eastern Division. Prior to joining the Company, Ms. Heck served as Senior Vice President and Area Sales Manager for Washington Mutual, Inc., from February, 2001, to September, 2004. From December, 1995, to February, 2001, Ms. Heck held various managerial positions with PNC Financial Services Group, Inc. (whose residential mortgage banking division was acquired by Washington Mutual in February, 2001), such as Producing Manager, Branch Manager and District Manager.

      Donald Henig. Mr. Henig has served as the President of the Company's Wholesale and Direct-to-Consumer Division since April 1, 2004. From April, 2003 through December, 2003, Mr. Henig served as the Company's Executive Vice President, Alternative Channels Division. Mr. Henig joined the Company in February, 2001 as Senior Vice President, New Sales Channels. From February, 2000 until February, 2001, Mr. Henig served as Senior Vice President at LoanTrader.com, where he was responsible for business development and corporate relations. From October, 1999 until February, 2000, Mr. Henig was Managing Director - National Account Sales and Eastern Region Manager of Ultraprise.com, an online secondary market exchange. Between 1997 and 1999, Mr. Henig served as Senior Vice President, National Sales and Director of Lender Relations at MtgPro, Inc. In 1995, Mr. Henig founded Mortgage Tech Group, LTD., a multistate mortgage origination franchise, and he served as President of that company until 1997. From 1985 until 1995, Mr. Henig served as President of Island Mortgage Network, Inc., a company that he founded.

      Alan B. Horn. Mr. Horn joined the Company in January, 2003, as General Counsel and Secretary. He has served as the Company's Executive Vice President, General Counsel and Secretary since April, 2003. From November, 2001 to December, 2002, Mr. Horn was a Partner and Chair of the New York Financial Institutions Practice Group for Greenberg Traurig, LLP. From October, 1989 to July, 2001, Mr. Horn served as General Counsel and Secretary of European American Bank ("EAB"), where he oversaw overall legal strategy and was directly involved in the development and implementation of strategic initiatives. Mr. Horn served as a staff and managing attorney in EAB's legal department from May, 1985 to October, 1989.

      Stephen A. Hozie. Mr. Hozie joined the Company in March, 2002, as Chief Financial Officer. He has served as the Company's Executive Vice President and Chief Financial Officer since April, 2003. From May, 1998 until January, 2002, Mr. Hozie served as Senior Vice President, Finance, and then as Deputy Chief Financial Officer, of Fleet Mortgage Group. Mr. Hozie was Vice President of Mellon Mortgage Company from April, 1997 until April, 1998.

      Robert F. Johnson, Jr. Mr. Johnson joined the Company in May, 2001, as Vice President, Secondary Marketing. He has served as the Company's Executive Vice President, Capital Markets, since January, 2004. Prior to joining the Company, Mr. Johnson worked for ComNet Mortgage Services, a division of Commonwealth Bank, in Norristown, Pennsylvania, from July, 1994 to April, 2001 in various secondary marketing positions. He also served as Vice President, Secondary Marketing, and as a voting member of Commonwealth Bank's Asset Liability Committee from February, 2000 to April, 2001.

      John A. Johnston. See narrative description under the caption "Director Nominees - Class II" above.

      Dena L. Kwaschyn. Ms. Kwaschyn has served as the Company's Executive Vice President, Operations, since April, 2003. She joined the Company in February, 2001, as Senior Vice President, Operations. From April, 2000, to February, 2001, Ms. Kwaschyn served as Director of Operations for L'Argent Mortgage Bankers. From April, 1999, until March, 2000, Ms. Kwaschyn was a self-employed consultant to various mortgage banking firms. Ms. Kwaschyn was Executive Vice President, Director of Mortgage Lending, from September, 1997 until April, 1999 at Long Island Savings Bank, having first served as Long Island Savings Bank's Director of Operations of the Mortgage Division from February, 1986 through September, 1997.

      Richard S. Loeffler. Mr. Loeffler joined the Company in August, 2000, as part of the Company's acquisition of Roslyn National Mortgage Corporation, where he served as Chief Operating Officer since June, 1998. Since January, 2005, Mr. Loeffler has served as the Company's Chief Administrative Officer and is responsible for all Company operations, information technology, secondary marketing and vendor management. From June, 2004, until January, 2005, Mr. Loeffler served as the Company's Deputy Chief Administrative Officer. Prior to that, Mr. Loeffler served as an Executive Vice President, Sales Manager, of the Company (June, 2002, until June, 2004) and as the Company's Director of Mergers and Acquisitions (August, 2000, until June, 2002). Earlier in his career, Mr. Loeffler held management positions with Fannie Mae, Long Island Savings Bank, Entrust and NVR Financial Services.

      John A. Manglardi. Mr. Manglardi serves as the Company's President, Eastern Division, a position he has held since January, 2003. Previously, Mr. Manglardi was employed by the Company as Senior Executive Vice President. Mr. Manglardi joined the Company in June, 2000, in connection with the Company's acquisition of First Home Mortgage. Prior to the acquisition, Mr. Manglardi served as President and Chief Executive Officer of First Home Mortgage since he co-founded that company in 1994.

      Thomas M. McDonagh. Mr. McDonagh joined the Company in June, 2003, as Executive Vice President and Chief Investment Officer. Prior to that time, Mr. McDonagh served as a Portfolio Manager for CalPERS from

1999 until June, 2003. During that time, his responsibilities included, among other things, managing portfolios of structured products such as mortgage-backed securities, asset-backed securities and collateralized mortgage-backed securities. From 1997 until 1999, Mr. McDonagh served as Chief Investment Officer of Vanderbilt Capital Advisors.

      Craig Pino. Mr. Pino joined the Company in February, 2004, as Senior Vice President and Treasurer. Since April, 2006, he has served as the Company's Executive Vice President and Treasurer. Prior to joining the Company, Mr. Pino spent eight years at Countrywide Home Loans, most recently as Executive Vice President and Assistant Treasurer. Mr. Pino has over 14 years of experience in mortgage banking finance.

      Cedric Pishalski. Mr. Pishalski joined the Company in July, 2005, as Executive Vice President, Correspondent Lending. Prior to joining the Company, Mr. Pishalski was the correspondent channel senior executive and business manager at E*Trade Bank in Arlington, Virginia for four and a half years. Prior to that, he held a number of mortgage industry executive positions with several firms including First Horizon Home Loans, Citicorp, Merrill Lynch, Fannie Mae, Bank United and Old Kent Mortgage Company. Mr. Pishalski has also performed consulting work for investment banks.

      Ronald Rosenblatt, Ph.D. Dr. Rosenblatt has served as the Company's Executive Vice President, Sales Support and Development, since January, 2004. Dr. Rosenblatt joined the Company as Senior Vice President, Sales Support and Development, in March, 2003, when the Company acquired the former retail group of Principal Residential Mortgage Inc. ("Principal Residential Mortgage"), a division of The Principal Financial Group. Dr. Rosenblatt served as Vice President and Head of Retail Lending for Principal Residential Mortgage from January, 2000 through March, 2003, and in such capacity oversaw all sales and operations, including training, recruiting and all policy development and implementation, for the retail channel. From June, 1999 until January, 2000, Dr. Rosenblatt served as Regional Sales Manager for Wells Fargo Mortgage in Illinois and Northwest Indiana. From January, 1995 until June, 1999, he was the Area Sales Manager in Iowa for Wells Fargo Mortgage (formerly Norwest Mortgage).

      Lisa M. Schreiber. Ms. Schreiber joined the Company in March, 2002, and currently serves as the Company's Executive Vice President, Wholesale. Prior to joining the Company, Ms. Schreiber served as the Southeast Regional Vice President for Bank of America Mortgage. Prior to joining Bank of America Mortgage, Ms. Schreiber served as the Regional Wholesale Vice President for Arbor National.

      Michael Strauss. See narrative description under the caption "Continuing Directors - Class III" above.

--------------------------------------------------------------------------------


                             AUDIT COMMITTEE REPORT

      The members of the Audit Committee have been appointed by the Board of Directors. The Audit Committee is governed by a charter that has been approved and adopted by the Board of Directors and which will be reviewed and reassessed annually by the Audit Committee. The Audit Committee is comprised of four directors, each of whom satisfies the independence requirements of the New York Stock Exchange and the Securities and Exchange Commission ("SEC").

      The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein.

      The Audit Committee assists the Board of Directors in monitoring: (1) the integrity of the financial statements of the Company, (2) the qualifications and independence of the Company's independent auditors, (3) the performance of the Company's internal audit function and independent auditors, (4) the compliance by the Company with legal and regulatory requirements and (5) the processes by which management assesses and manages risk.

      Management is responsible for the preparation and integrity of the Company's financial statements. The Audit Committee reviewed the Company's audited financial statements for the year ended December 31, 2006, and met with both management and the Company's independent auditors to discuss those financial statements. Management and the independent auditors have represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

      The Audit Committee has received from and discussed with the Company's independent auditors the written disclosure and letter regarding the independent auditors' independence from the Company as required by Independence Standards Board Standard No. 1. The Audit Committee has also discussed with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61 (as amended by Statement on Auditing Standards No.
90).

      Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC. The Audit Committee has elected, and the Board of Directors has ratified, subject to stockholder approval, the selection of the Company's independent auditors for the year ending December 31, 2007.

      Respectfully submitted,
      The Audit Committee:

      Irving J. Thau, Chair
      Nicholas R. Marfino
      Michael A. McManus, Jr.
      C. Cathleen Raffaeli


--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth certain summary information concerning the compensation paid to or earned by the Company's (i) Chief Executive Officer,
(ii) Chief Financial Officer, and (iii) each of the Company's three most highly compensated executive officers other than the Chief Executive Officer and the Chief Financial Officer who were serving as executive officers as of December 31, 2006 (sometimes referred to herein as the "Named Executive Officers") during the year ended December 31, 2006.

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                               Change in
                                                                                                Pension
                                                                                 Non-Equity    Value and      All Other   Total ($)
                                      Salary        Bonus     Stock    Option    Incentive    Nonqualified  Compensation
Name and Principal Position   Year      ($)        ($) (1)   Awards    Awards       Plan        Deferred         ($)
                                                               ($)     ($) (2)  Compensation  Compensation
                                                                                    ($)         Earnings
                                                                                                  ($)
-----------------------------------------------------------------------------------------------------------------------------------
Michael Strauss               2006    907,185    2,637,00      --    337,414         --             --            --      3,881,599
  Chairman of the Board,
  Chief Executive Officer
  and President
-----------------------------------------------------------------------------------------------------------------------------------
Stephen A. Hozie              2006   595,833      750,000      --    104,564         --             --      119,730 (3)   1,570,127
  Executive Vice President
  and Chief Financial Officer
-----------------------------------------------------------------------------------------------------------------------------------
Robert F. Johnson, Jr.        2006   304,000    2,947,722 (4)  --      7,723         --             --        7,200 (5)   3,266,645
  Executive Vice President,
  Capital Markets
-----------------------------------------------------------------------------------------------------------------------------------
Thomas McDonagh               2006   872,917      850,000      --     94,431         --             --       17,237 (6)   1,834,585
  Executive Vice President
  and Chief Investment
  Officer
-----------------------------------------------------------------------------------------------------------------------------------
Richard S. Loeffler           2006   675,000 (7)  600,000 (8)  --     61,423         --         4,479 (9)    59,939 (10)  1,400,841
  Executive Vice President
  and Chief Administrative
  Officer
-----------------------------------------------------------------------------------------------------------------------------------

---------------------------

(1)   Except in the case of Mr. Johnson's bonus, as discussed in more detail in
      Note 4 below, the amounts reflected in this "Bonus" column represent cash bonuses awarded and paid in 2007 in consideration of services performed in 2006.
(2) This item represents the amount the Company has expensed during 2006 under SFAS 123R for outstanding stock option awards and includes compensation cost recognized in the Company's financial statements with respect to awards granted in previous fiscal years and in 2006. These award fair values have been determined in accordance with Note 17 to the Company's consolidated financial statements filed with its Annual Report on Form 10-K for the year ended December 31, 2006.
(3) Represents the aggregate of all perquisites and other benefits received by Mr. Hozie, and includes $50,273 for travel expenses, $42,256 for housing expenses, $26,134 for his car allowance and expenses for personal transportation.
(4) Represents the aggregate amount of all quarterly cash performance bonus awards paid to Mr. Johnson for services performed during the year ended December 31, 2006. Of that amount, $2,346,943 represents the aggregate amount of bonus payments for his performance during each of the first, second and third fiscal quarters of 2006, which were paid in 2006, and $600,779 represents the amount of the bonus payment for his performance during the fourth quarter of 2006, which was paid in 2007. All such bonus awards were paid to Mr. Johnson pursuant to the terms of his employment agreement, which arrangement is described in greater detail under the heading "Employment Arrangements."
(5)   Represents Mr. Johnson's car allowance and related expenses.
(6)   Represents Mr. McDonagh's car allowance and related expenses.
(7) Includes $20,833 of Mr. Loeffler's base salary that was deferred in accordance with the Company's Executive Deferred Compensation Plan, which is described in greater detail under the caption "Nonqualified Deferred Compensation."
(8) Includes $75,000 of Mr. Loeffler's bonus that was deferred in accordance with the Company's Executive Deferred Compensation Plan, which is described in greater detail under the caption "Nonqualified Deferred Compensation."
(9) Represents the above market earnings, as determined pursuant to SEC rules, on Mr. Loeffler's nonqualified deferred compensation account established pursuant to the Company's Executive Deferred Compensation Plan, which is described in greater detail under the caption "Nonqualified Deferred Compensation."
(10) Represents the aggregate of all perquisites and other benefits received by Mr. Loeffler, and includes $46,539 for housing expenses, $12,510 for his car allowance and expenses for parking.

Grants of Plan-Based Awards

   The following table sets forth information concerning grants of equity awards made during the year ended December 31, 2006, to each of the Company's Named Executive Officers. The Company did not make any grants of non-equity incentive plan awards during the year ended December 31, 2006, to any of the Named Executive Officers.

--------------------------------------------------------------------------------------
      Name        Grant    All Other     All Other      Exercise or  Grant Date Fair
                   Date      Stock     Option Awards:   Base Price    Value of Stock
                            Awards:      Number of       of Option      and Option
                           Number of     Securities       Awards        Awards (2)
                           Shares of     Underlying     ($/Sh) (1)
                           Stock or       Options
                             Units          (#)
                              (#)
--------------------------------------------------------------------------------------
Michael Strauss  03/10/06     --          132,159          27.74         600,000

--------------------------------------------------------------------------------------
Stephen A.       03/10/06     --           50,000          27.74         227,000
Hozie

--------------------------------------------------------------------------------------
Robert F.           --        --             --             --              --
Johnson, Jr.

--------------------------------------------------------------------------------------
Thomas M.        03/10/06     --           50,000          27.74         227,000
McDonagh

--------------------------------------------------------------------------------------
Richard S.       03/10/06     --           40,000          27.74         181,600
Loeffler

--------------------------------------------------------------------------------------

---------------------------

(1) The exercise price with respect to each stock option award is equal to the fair market value of a share of Common Stock on the date of grant, which is the closing sales price of the Company's Common Stock on the NYSE on the date of grant (or, in the absence of reported sales on the NYSE on such date, the closing sales price on the NYSE on the immediately preceding date on which sales were reported).

(2) The fair value of the options granted to the named officers on March 10, 2006, is estimated using the binomial lattice option-pricing model with the following assumptions used for the grants:

            Dividend yield                      13.1%

            Expected volatility                 40.0%

            Risk-free interest rate range       4.3% - 4.6%

            Expected term (in years)            6.96

      This pricing model is for illustration purposes only and is not intended to predict the future price of the Common Stock. The actual future value of the options will depend on the market value of the Company's Common Stock.


Employment Arrangements

      The Company is a party to employment agreements with each of the executive officers listed in the Summary Compensation Table. The following is a summary of the key terms of the Company's employment agreements with its Named Executive Officers during the year ended December 31, 2006.

      The Company's employment agreement with Michael Strauss, its Chairman of the Board, Chief Executive Officer and President, provides for an annual base salary of not less than $350,000 and a discretionary bonus. The agreement has an initial term of three years and automatically renews for additional one-year terms, provided that either party may elect not to renew the agreement upon 12-months' notice before the expiration date. The employment agreement contains covenants not to compete for a period ending on the first anniversary of the termination of Mr. Strauss' employment. If (i) the Company terminates the agreement for any reason other than for cause or upon Mr. Strauss' disability,
(ii) Mr. Strauss terminates his employment for good reason (good reason includes a termination by Mr. Strauss after he determines in good faith that, as a result of a detrimental change in circumstances after a "change in control" (as defined in Mr. Strauss' employment agreement) significantly affecting his position, he is unable properly carry out all of the authorities, powers, functions, duties and responsibilities of his position, and the situation is not remedied within the prescribed cure period after written notice), or (iii) in connection with or following a "change in control" (as defined in Mr. Strauss' employment agreement), Mr. Strauss' position is eliminated or Mr. Strauss no longer serves as the Company's Chief Executive Officer with power, authority and responsibility attendant to such office and consistent with his prior position, then (x) Mr. Strauss would be entitled to his base salary and any other amounts payable to Mr. Strauss for periods prior to the date of termination, (y) the Company must pay him a lump sum payment equal to 299% of his base salary, plus the average of his annual incentive award over the preceding five years, and (z) all of Mr. Strauss' outstanding stock options become immediately vested and exercisable. In addition, after a "change in control" (as defined in Mr. Strauss' employment agreement), the Company is required to grant Mr. Strauss stock options, restricted stock awards or other stock-based long-term incentives at least annually, and on terms and conditions (including performance goals) no less favorable than those which are granted to officers or employees of similar positions and status to Mr. Strauss in the Company or which were granted to Mr. Strauss during the term of the employment agreement prior to the "change in control." The amount of these awards is based on the average amount of awards granted to Mr. Strauss in prior years.

      The Company's employment agreement with Stephen A. Hozie, its Executive Vice President and Chief Financial Officer, provides for (i) a base salary of not less than $325,000 per year, (ii) a potential objective achievement bonus of not less than $175,000, (iii) a management evaluation bonus targeted at $75,000, and (iv) a potential company performance award of not less than $75,000. Under the agreement, the minimum and maximum cumulative bonus paid to Mr. Hozie pursuant to (ii), (iii) and (iv) is $162,500 and $487,500, respectively. Notwithstanding this limitation, however, the Compensation Committee may, in its discretion, award annual bonuses to Mr. Hozie in excess of $487,500. The term of employment is indefinite and employment is at will, terminating four weeks after Mr. Hozie's resignation or the Company's discharge of Mr. Hozie, as applicable. Mr. Hozie is entitled to certain fringe benefits and the reimbursement of work-related expenses. The agreement provides for an option grant of 20,000 shares of common stock upon execution of his employment agreement and the grant of up to an additional 32,500 options under certain circumstances. The agreement also provides for severance payments upon Mr. Hozie's resignation after a "change of control" of the Company, but these provisions have expired and are no longer in effect. The employment agreement contains non-solicitation covenants for a period of six months following the termination of the agreement.

      The Company's employment agreement with Thomas McDonagh, its Executive Vice President and Chief Investment Officer, provides for (i) a base salary of not less than $900,000 per year, and (ii) a potential performance bonus targeted between $750,000 and $900,000 payable no later than the last day of March, 2007. Mr. McDonagh is entitled to receive a bonus only if he is an employee of the Company on the date the bonus is paid, unless Mr. McDonagh's employment is terminated prior to the bonus payment date (A) by the Company without Cause, as defined in his employment agreement, or (B) by Mr. McDonagh for "good reason," as defined in his employment agreement (which includes a change in control of the Company that results in Mr. McDonagh having diminished responsibilities), in which case, he would be entitled to receive the performance bonus notwithstanding the fact that he was not an employee of the Company on the bonus payment date. The term of Mr. McDonagh's employment agreement continues through June 29, 2007, and employment is at will, terminating on the earlier of June 29, 2007, the Company's discharge of Mr. McDonagh, or four weeks after Mr. McDonagh's resignation. Mr. McDonagh is entitled to certain fringe benefits and the reimbursement of work-related expenses. The employment agreement contains a non-solicitation covenant for a period of one year following the termination of the agreement. The agreement also contains a non-competition covenant, which prevents Mr. McDonagh from engaging in activities or investing in companies that are in competition with the Company during the term of his employment with the Company.

      The Company's employment agreement with Robert F. Johnson, Jr., its Executive Vice President, Capital Markets, provides for (i) a base salary of not less than $259,000 per year, and (ii) a quarterly cash bonus award calculated as a percentage of the Company's profits from its loan sale activities during the prior fiscal quarter. Each quarterly bonus is determined by (i) multiplying the Company's net profit, as calculated in accordance with the terms of Mr. Johnson's employment agreement, from the sale or other disposition by American Home Mortgage Corp. of loans to non-affiliated third parties by the applicable percentage set forth on the following sliding scale:

      Net Profit              Bonus Percentage
      ----------              ----------------

      First $300,000                2.00%
      Next $300,000                 1.75%
      Next $300,000                 1.50%
      $900,001 to $10 million       0.75%
      $10 million +                 0.50% / 0.75% (depending on whether the
                                    amount in excess of $10 million represents less than (0.50%) or more than (0.75%) 25 basis points of the total volume of all loans sold to non-affiliated third parties)

and then adding (ii) an amount the value of which is determined by dividing the Company's total loan origination volume by the Company's total non-REIT qualified loan origination volume, multiplied by the total amount determined in accordance with (i) above.

      The term of Mr. Johnson's employment agreement is indefinite, and employment is at will, terminating four weeks after the resignation or discharge of Mr. Johnson. Mr. Johnson is entitled to certain fringe benefits and the reimbursement of work-related expenses. The employment agreement provides for an option grant of 10,000 shares of common stock as of the effective date of the agreement. The employment agreement also provides for a one-time bonus of $75,000 upon the execution of the agreement. Mr. Johnson is entitled to a severance award in an amount equal to $97,125, plus any quarterly bonus earned through the date of termination, upon the Company's termination of the agreement for any reason. The employment agreement contains a non-solicitation covenant for a period of one year following the termination of the agreement.

      The Company's employment agreement with Richard S. Loeffler, its Executive Vice President and Chief Administrative Officer, provides for (i) a base salary of not less than $600,000 per year, and (ii) (a) an objective achievement bonus,
(b) a management evaluation bonus, and (c) a company performance award, collectively targeted at 50% of Mr. Loeffler's base salary, but which may be greater or lesser in the Company's discretion. The term of employment is indefinite and employment is at will, terminating four weeks after the earlier of Mr. Loeffler's resignation or the Company's discharge of Mr. Loeffler. Mr. Loeffler is entitled to certain fringe benefits and the reimbursement of work-related expenses. The employment agreement contains a non-solicitation covenant for a period of six months following the termination of the agreement.

Outstanding Equity Awards at Fiscal Year-End

      The following table shows grants of stock options outstanding on the last day of the year ended December 31, 2006, to each of the Named Executive Officers. No awards of restricted stock have been granted to any of the Company's Named Executive Officers.

------------------------------------------------------------------------------------------------------------------------------------

                                                                            Option Awards

----------------------------------------------------------------------------------------------------------------------------------
               Name                Number of Securities      Number of        Equity     Option Exercise   Option Expiration Date
                                        Underlying          Securities       Incentive        Price
                                    Unexercised Options     Underlying     Plan Awards:        ($)
                                            (#)             Unexercised      Number of
                                                              Options       Securities
                                        Exercisable             (#)         Underlying
                                                                            Unexercised
                                                           Unexercisable     Unearned
                                                                              Options
                                                                                (#)
----------------------------------------------------------------------------------------------------------------------------------
Michael Strauss                           81,407               81,406           --              24.05          04/26/2014 (1)

                                   -----------------------------------------------------------------------------------------------
                                            --                160,863           --              32.95          03/03/2015 (2)

                                   -----------------------------------------------------------------------------------------------
                                            --                132,159           --              27.74          03/09/2016 (3)

----------------------------------------------------------------------------------------------------------------------------------
Stephen A. Hozie                          15,000                --              --              14.40          03/24/2012 (4)

                                   -----------------------------------------------------------------------------------------------
                                          20,000                --              --              10.06          04/03/2013 (5)

                                   -----------------------------------------------------------------------------------------------
                                          16,250              16,250            --              27.19          03/02/2014 (6)

                                   -----------------------------------------------------------------------------------------------
                                            --                45,000            --              32.95          03/03/2015 (7)

                                   -----------------------------------------------------------------------------------------------
                                            --                50,000            --              27.74          03/09/2016 (8)

----------------------------------------------------------------------------------------------------------------------------------
Robert F. Johnson, Jr.                     5,000               5,000            --              26.15          02/25/2014 (9)

----------------------------------------------------------------------------------------------------------------------------------
Thomas M. McDonagh                        25,860                --              --              19.36         06/29/2013 (10)

                                   -----------------------------------------------------------------------------------------------
                                            --                30,000            --              32.95         03/03/2015 (11)

                                   -----------------------------------------------------------------------------------------------
                                            --                30,000            --              26.54         10/27/2015 (12)

                                   -----------------------------------------------------------------------------------------------
                                            --                50,000            --              27.74         03/09/2016 (13)
----------------------------------------------------------------------------------------------------------------------------------
Richard S. Loeffler                       15,000              15,000            --              28.94         09/20/2014 (14)

                                   -----------------------------------------------------------------------------------------------
                                            --                40,000            --              27.74         03/09/2016 (15)

----------------------------------------------------------------------------------------------------------------------------------

---------------------------

(1) On April 27, 2004, Mr. Strauss was granted options to purchase 162,813 shares of Common Stock, of which (i) options to purchase 81,407 shares of Common Stock became exercisable on April 27, 2006, and (ii) options to purchase the remaining 81,406 shares of Common Stock became exercisable on April 27, 2007.

(2) On March 4, 2005, Mr. Strauss was granted options to purchase 160,863 shares of Common Stock, of which (i) options to purchase 80,432 shares of Common Stock became exercisable on March 4, 2007, and (ii) options to purchase the remaining 80,431 shares of Common Stock will become exercisable on March 4, 2008.

(3) On March 10, 2006, Mr. Strauss was granted options to purchase 132,159 shares of Common Stock, of which (i) options to purchase 66,080 shares of Common Stock will become exercisable on March 10, 2008, and (ii) options to purchase the remaining 66,079 shares of Common Stock will become exercisable on March 10, 2009.

(4) On March 25, 2002, Mr. Hozie was granted options to purchase 15,000 shares of Common Stock, of which (i) options to purchase 7,500 shares of Common Stock became exercisable on March 25, 2004, and (ii) options to purchase the remaining 7,500 shares of Common Stock became exercisable on March 25, 2005.

(5) On April 4, 2003, Mr. Hozie was granted options to purchase 20,000 shares of Common Stock, of which (i) options to purchase 10,000 shares of Common Stock became exercisable on April 4, 2005, and (ii) options to purchase the remaining 10,000 shares of Common Stock became exercisable on April 4, 2006.

(6) On March 3, 2004, Mr. Hozie was granted options to purchase 32,500 shares of Common Stock, of which (i) options to purchase 16,250 shares of Common Stock became exercisable on March 3, 2006, and (ii) options to purchase the remaining 16,250 shares of Common Stock became exercisable on March 3, 2007.

(7) On March 4, 2005, Mr. Hozie was granted options to purchase 45,000 shares of Common Stock, of which (i) options to purchase 22,500 shares of Common Stock became exercisable on March 4, 2007, and (ii) options to purchase the remaining 22,500 shares of Common Stock will become exercisable on March 4, 2008.

(8) On March 10, 2006, Mr. Hozie was granted options to purchase 50,000 shares of Common Stock, of which (i) options to purchase 25,000 shares of Common Stock will become exercisable on March 10, 2008, and (ii) options to purchase the remaining 25,000 shares of Common Stock will become exercisable on March 10, 2009.

(9) On February 26, 2004, Mr. Johnson was granted options to purchase 10,000 shares of Common Stock, of which (i) options to purchase 5,000 shares of Common Stock became exercisable on February 26, 2006, and (ii) options to purchase the remaining 5,000 shares of Common Stock became exercisable on February 26, 2007.

(10) On June 30, 2003, Mr. McDonagh was granted options to purchase 30,000 shares of Common Stock, of which (i) options to purchase 15,000 shares of Common Stock became exercisable on June 30, 2005, and (ii) options to purchase the remaining 15,000 shares of Common Stock became exercisable on June 30, 2006.

(11) On March 4, 2005, Mr. McDonagh was granted options to purchase 30,000 shares of Common Stock, of which (i) options to purchase 15,000 shares of Common Stock became exercisable on March 4, 2007, and (ii) options to purchase the remaining 15,000 shares of Common Stock will become exercisable on March 4, 2008.

(12) On October 28, 2005, Mr. McDonagh was granted options to purchase 30,000 shares of Common Stock, of which (i) options to purchase 15,000 shares of Common Stock will become exercisable on October 28, 2007, and (ii) options to purchase the remaining 15,000 shares of Common Stock will become exercisable on October 28, 2008.

(13) On March 10, 2006, Mr. McDonagh was granted options to purchase 50,000 shares of Common Stock, of which (i) options to purchase 25,000 shares of Common Stock will become exercisable on March 10, 2008, and (ii) options to purchase the remaining 25,000 shares of Common Stock will become exercisable on March 10, 2009.

(14) On September 21, 2004, Mr. Loeffler was granted options to purchase 30,000 shares of Common Stock, of which (i) options to purchase 15,000 shares of Common Stock became exercisable on September 21, 2006, and (ii) options to purchase the remaining 15,000 shares of Common Stock will become exercisable on September 21, 2007.

(15) On March 10, 2006, Mr. Loeffler was granted options to purchase 40,000 shares of Common Stock, of which (i) options to purchase 20,000 shares of Common Stock will become exercisable on March 10, 2008, and (ii) options to purchase the remaining 20,000 shares of Common Stock will become exercisable on March 10, 2009.


Stock Option Exercises and Stock Vested

      None of the Named Executive Officers exercised any stock options during the year ended December 31, 2006. The Company has not granted awards of restricted stock to any of the Named Executive Officers.


Pension Benefits

      The Company does not have a pension plan.

Nonqualified Deferred Compensation

      The following table provides information with respect to the contributions, earnings, withdrawals and balances under our Executive Deferred Compensation Plan for each of the Named Executive Officers during the year ended December 31, 2006.

------------------------------------------------------------------------------------------------------------------------
Name                     Executive          Registrant      Aggregate Earnings       Aggregate       Aggregate Balance
                     Contributions in    Contributions in       in Last FY         Withdrawals/           at Last
                          Last FY             Last FY               ($)            Distributions            FYE
                            ($)                 ($)                                     ($)                 ($)

------------------------------------------------------------------------------------------------------------------------
Michael Strauss             --                  --                  --                  --                  --

------------------------------------------------------------------------------------------------------------------------
Stephen A. Hozie            --                  --                  --                  --                  --

------------------------------------------------------------------------------------------------------------------------
Robert F. Johnson,          --                  --                  --                  --                  --
Jr.

------------------------------------------------------------------------------------------------------------------------
Thomas M. McDonagh          --                  --                  --                  --                  --

------------------------------------------------------------------------------------------------------------------------
Richard S. Loeffler     95,833 (1)              --              13,189 (2)              --                218,328

------------------------------------------------------------------------------------------------------------------------

--------------------------------

(1) Represents the aggregate amount of all contributions made by Mr. Loeffler during 2006, which includes contributions of $20,833 from his base salary and $75,000 from his bonus paid in 2006.

(2) Represents the aggregate amount of gains on Mr. Loeffler's account that accrued during 2006. Of this amount, $4,479 represents above-market earnings, which amount is reflected in the Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table.

      Each of the Named Executive Officers is eligible to participate in the Company's Executive Deferred Compensation Plan. Participants may elect to defer up to 75% of their base salary and up to 100% of their bonus and/or commission payments, and may vary the deferral percentage for each type of compensation. All participant contributions and related earnings are 100% vested at all times.

      Participant accounts are credited with a rate of return (positive or negative) based on the performance of the investment options selected by the participant. The Company makes available a menu of investment options representing a broad range of asset classes, which is reviewed and adjusted annually. The participant may request a change in the asset allocation or future deferrals at any time. Any unallocated portion of account balances are invested in a money market fund.

      Upon termination of employment, participants are entitled to receive their full account balance, in a full or partial lump-sum payment, with the balance, if any, paid to the participant in up to 10 annual payments (as elected by the participant). Certain "Key Employees," including each of the Named Executive Officers, however, may not receive a distribution until six months following termination of employment. In the event of a termination of employment within two years following a change in control (as defined in the documents governing the Company's Executive Deferred Compensation Plan), participants receive their full account balance in a single lump-sum distribution within 90 days of termination.

      Participants may elect to receive some or all of each year's deferral and related earnings on a specific date prior to retirement or termination of employment. That portion of each year's deferral is credited to an in-service distribution account with a specified distribution date determined by the participant. Distributions from in-service distribution accounts can be made in a lump sum or in up to five annual installments. A maximum of three in-service distribution accounts may be established.

      The Company's Executive Deferred Compensation Plan may be subject to contribution limits and other restrictions as prescribed by applicable laws and regulations.

      Amounts deferred in 2006, if any, under the Company's Executive Deferred Compensation Plan by the Named Executive Officers are included in the "Salary" and "Bonus" columns of the Summary Compensation Table. Amounts deferred in years prior to 2006 were reported in the "Salary" and "Bonus" columns of the applicable Summary Compensation Table (to the extent such disclosure was required), and are reflected, along with amounts deferred in 2006, in the "Aggregate Balance at Last FYE" column above.

Potential Payments Upon Termination or Change in Control

      Potential Payments Upon Termination or Change in Control under Employment
      -------------------------------------------------------------------------
      Arrangements
      ------------

      Certain of the Named Executive Officers' employment agreements provide for severance payments or other compensation upon the termination of the Named Executive Officer's employment or a change in control with respect to the Company. See narrative description under the caption "Employment Arrangements" above for additional information. The employment agreements do not provide for any specific benefits upon retirement.

      Potential Payments Upon Termination or Change in Control under the Plan
      -----------------------------------------------------------------------

      Each grant of stock options under the Plan is subject to an option agreement that specifies certain terms in connection with that particular grant of stock options. Pursuant to these option agreements, upon termination of employment for any reason, options may only be exercised with respect to shares of Common Stock which were immediately purchasable on the date of termination. Except in cases of retirement or permanent disability, these options expire unless exercised within 180 days after the termination date. If employment is terminated due to a Named Executive Officer's retirement or permanent disability, these options expire unless exercised within one year after the termination date. As described in the narrative description under the caption "Employment Arrangements," all of Mr. Strauss' outstanding stock options become immediately vested and exercisable in connection with termination other than for cause or disability, termination by Mr. Strauss for good reason and certain changes in control.

      Pursuant to the option agreements, stock options become fully vested and exercisable upon a "Change in Control" as defined in the Plan. See narrative description under the caption "Description of the Plan" below for this definition.

      Estimated Payments Upon Termination or Change in Control
      --------------------------------------------------------

      The following tables show potential payments to the Company's Named Executive Officers under existing employment agreements, plans or arrangements in connection with a termination of employment or change in control with respect to the Company. The following tables assume a December 31, 2006 termination or change in control date, and use the closing price of the Company's common stock on December 29, 2006, the last day of 2006 on which the Company's Common Stock was traded on the NYSE ($35.12). The disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the Named Executive Officers. These actual amounts would only be known at the time they become eligible for payment and would only be payable upon the termination of employment or change in control.

      Estimated Payments Upon Termination
      -----------------------------------

      The following table reflects potential payments to the Company's Named Executive Officers upon a termination of employment.

----------------------------------------------------------------------------------------------------------

          Name             Severance Pay       Unpaid      Exercise of Vested  All Other ($)   Total ($)
                                ($)             Bonus      Stock Options Upon
                                               ($) (1)       Termination ($)
----------------------------------------------------------------------------------------------------------
Michael Strauss            5,463,283 (2)     2,637,000       3,126,746 (3)           --       11,227,029

----------------------------------------------------------------------------------------------------------
Stephen A. Hozie                 --              --            940,863 (4)           --          940,863

----------------------------------------------------------------------------------------------------------
Robert F. Johnson, Jr.        97,125           600,779 (5)      44,850 (4)           --          742,754

----------------------------------------------------------------------------------------------------------
Thomas McDonagh                  --            850,000 (6)     407,554 (4)           --        1,257,554

----------------------------------------------------------------------------------------------------------
Richard S. Loeffler              --              --             92,700 (4)           --           92,700

----------------------------------------------------------------------------------------------------------

---------------------------

(1) Represents bonus amounts through December 31, 2006 paid or to be paid in 2007.

(2) Represents a lump sum payment equal to 299% of Mr. Strauss' salary, plus the average of his annual incentive award over the preceding five years.

(3) As described in the narrative description under the caption "Employment Arrangements," all of Mr. Strauss' outstanding stock options become immediately vested and exercisable in connection with termination other than for cause or disability, termination by Mr. Strauss for good reason and certain changes in control. Thus, this amount reflects the exercise of all of Mr. Strauss' outstanding vested and unvested option awards as of December 31, 2006, assuming a termination date of December 31, 2006, and using the closing price of the Company's common stock on December 29, 2006, the last day of 2006 on which the Company's Common Stock was traded on the NYSE ($35.12).

(4) Pursuant to the option agreements for the Named Executive Officers other than Mr. Strauss, upon termination of employment for any reason, options may only be exercised with respect to shares of Common Stock which were immediately purchasable on the date of termination. Thus, these amounts reflect the exercise of all of a Named Executive Officer's outstanding vested option awards as of December 31, 2006, assuming a termination date of December 31, 2006, and using the closing price of the Company's common stock on December 29, 2006, the last day of 2006 on which the Company's Common Stock was traded on the NYSE ($35.12).

(5) Represents Mr. Johnson's quarterly cash bonus award for the fourth quarter of 2006, which was paid in 2007.

(6) Represents a performance bonus of between $750,000 and $900,000 payable no later than the last day of March, 2007, to which Mr. McDonagh is entitled if his termination is by the Company without "cause," as defined in his employment agreement, or by the termination of his employment agreement by Mr. McDonagh for "good reason," including a "change in control," each as defined in his employment agreement. See the narrative description of the terms of Mr. McDonagh's employment agreement under the caption "Employment Arrangements" for additional details.

      Estimated Payments Upon Change in Control
      -----------------------------------------

      The following table reflects potential payments to the Company's Named Executive Officers upon a change in control of the Company.

----------------------------------------------------------------------------------------------------------

          Name             Severance Pay       Unpaid      Exercise of Vested  All Other ($)   Total ($)
                                ($)             Bonus      Stock Options Upon
                                                 ($)        Change in Control

                                                                   ($)
----------------------------------------------------------------------------------------------------------
Michael Strauss            5,463,283 (1)    2,637,000 (2)     3,126,746 (3)          --       11,227,029

----------------------------------------------------------------------------------------------------------
Stephen A. Hozie                 --              --           1,536,375 (3)          --        1,536,375

----------------------------------------------------------------------------------------------------------
Robert F. Johnson, Jr.           --              --              89,700 (3)          --           89,700

----------------------------------------------------------------------------------------------------------
Thomas McDonagh                  --              --           1,099,054 (3)          --        1,099,054

----------------------------------------------------------------------------------------------------------
Richard S. Loeffler              --              --             480,600 (3)          --          480,600

----------------------------------------------------------------------------------------------------------

---------------------------

(1) Represents a lump sum payment equal to 299% of Mr. Strauss' salary, plus the average of his annual incentive award over the preceding five years.

(2) Represents bonus amount through December 31, 2006 paid or to be paid in 2007.

(3) Pursuant to the option agreements with the Named Executive Officers, stock options become fully vested and exercisable upon a "Change in Control" as defined in the Plan. Thus, these amounts reflect the exercise of all of a Named Executive Officer's outstanding vested and unvested option awards as of December 31, 2006, assuming a termination date of December 31, 2006, and using the closing price of the Company's common stock on December 29, 2006, the last day of 2006 on which the Company's Common Stock was traded on the NYSE ($35.12).

      The benefits described above are in addition to benefits available to the Named Executive Officers under the Company's Executive Deferred Compensation Plan. See narrative description under the caption "Nonqualified Deferred Compensation" above.

      None of the benefits described above are subject to the fulfillment of any specified material conditions or obligations.

      In addition, the benefits described above are in addition to other benefits that do not discriminate in scope, terms or operation, in favor of executive officers and that are generally available to all salaried employees.

Equity Compensation Plan Information

      The following table provides certain information with respect to the Company's equity compensation plans in effect as of December 31, 2006.

-----------------------------------------------------------------------------------------------------------------------------------
                                          (a)                               (b)                                 (c)
-----------------------------------------------------------------------------------------------------------------------------------

                           Number of securities to be issued  Weighted-average exercise price     Number of securities remaining
                              upon exercise of outstanding    of outstanding options, warrants  available for future issuance under
      Plan category           options, warrants and rights               and rights                  equity compensation plans
                                                                            ($)                 (excluding securities reflected in
                                                                                                            column (a))
-----------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans        1,576,570 (1)                        25.69 (1)                          945,609 (1)
approved by security
holders
-----------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans               --                               --                                   --
not approved by
security holders (2)
-----------------------------------------------------------------------------------------------------------------------------------
Total                            1,576,570                            25.69                              945,609
-----------------------------------------------------------------------------------------------------------------------------------


---------------------------

(1) Number of securities remaining available for future issuance includes 736,609 securities remaining available for issuance under the 1999 Omnibus Stock Incentive Plan and 209,000 securities remaining available for issuance under the Amended and Restated 1997 Stock Option Plan (the "1997 Plan") of Apex Mortgage Capital, Inc. ("Apex"), which the Company assumed in connection with its acquisition of Apex in December, 2003. The Company has not made any awards under the 1997 Plan.

(2) The Company does not have any equity compensation plans that were not approved by its stockholders.

                          COMPENSATION COMMITTEE REPORT

      The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of this Proxy Statement. Based on its review and discussion with management, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's 2007 Proxy Statement.

            Respectfully submitted,
            The Compensation Committee:

            Nicholas R. Marfino, Chair
            Michael A. McManus, Jr.
            C. Cathleen Raffaeli

                      COMPENSATION DISCUSSION AND ANALYSIS

      Overview of Compensation Program
      --------------------------------

      The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors. The primary purpose of the Compensation Committee is (i) to review and approve corporate goals and objectives relevant to compensation of the Company's Chief Executive Officer ("CEO"), evaluate the CEO's performance in light of those goals, and determine and approve the salary, benefits, and other compensation of the CEO, (ii) to review, with the CEO, the salaries, benefits and other compensation of the Company's other Named Executive Officers, and
(iii) to make recommendations to the Company's Board of Directors regarding the salaries, benefits and other compensation of the other Named Executive Officers.

      While the Compensation Committee administers the Company's compensation program, the CEO has the authority of the Compensation Committee and the Board of Directors to negotiate and enter into employment agreements with the Company's other Named Executive Officers. Each of the Company's Named Executive Officers has an employment agreement which specifies the terms of that executive officer's employment, including his compensation package.

      Compensation Objectives and Philosophy
      --------------------------------------

      The goal of the Company's executive compensation program is to enhance the Company's long-term profitability and share value by retaining and, where necessary, attracting experienced and highly skilled management personnel. The Company's executive compensation program is designed to meet this goal by providing competitive levels of compensation that integrate pay with the Company's short-term and long-term performance goals, rewarding corporate performance, and recognizing individual initiative and achievement.

      Executive compensation ranges are designed to be competitive with (i) those amounts paid to senior executives at mortgage REITs and mortgage banks that compete with the Company, (ii) companies that are similar in size and profitability to the Company, and (iii) companies with which the Company competes for senior executives. Within this framework, individual Named Executive Officer compensation will continue to be based on personal and corporate achievement and the individual's level of responsibility and experience. However, in any particular year, the Company's Named Executive Officers may be paid more or less than executives in peer companies, depending on the Company's own performance.

      Elements of Compensation
      ------------------------

      The Company's executive compensation program consists of two principal components: base salary and incentive compensation awards, which may be comprised of cash awards, equity awards or both. In addition, the Company provides limited perquisites and other compensation to the Named Executive Officers, which are described in greater detail below. While the compensation packages for each of the Named Executive Officers contains base salary, incentive compensation and perquisite components, the compensation package for each Named Executive Officer is uniquely designed to retain that Named Executive Officer and to compensate him for his individual performance and, where appropriate, for Company performance as well as to create incentive for future performance. The Compensation Committee combines the elements of compensation for each of the Named Executive Officers in a manner it believes optimizes that Named Executive Officer's contribution to the Company.

      Base Salary
      -----------

      Base salaries are used to provide a fixed amount of compensation for an executive's work. Although initially established in each Named Executive Officer's respective employment agreement, the salaries of Named Executive Officers are reviewed on an annual basis, as well as at the time of promotion or other change in responsibilities. Increases in base salary are based on an evaluation of the individual's performance and, once increased to an established specified rate, may not be reduced below that specified rate.

      The base salaries of the Company's Named Executive Officers are based in part on comparative industry data and on various quantitative and qualitative considerations regarding corporate and individual performance. A Named Executive Officer's base salary will be determined only after an assessment of his or her sustained performance, current salary in relation to an objective salary range for the executive's job responsibilities, and experience and potential for advancement. In recommending base salaries for the Company's Named Executive Officers, the Compensation Committee may consider several additional factors, including, but not limited to: (i) industry compensation trends; (ii) cost of living and other local and geographic considerations; (iii) industry-specific job skills and knowledge; (iv) historical and expected contributions to the Company's performance; and (v) level, complexity, breadth and difficulty of duties.

      Incentive Compensation Awards
      -----------------------------

      Cash Incentive Awards

      The Company's Named Executive Officers may also be awarded bonuses for achieving certain performance levels. These bonuses are based on various quantitative and qualitative performance criteria for these Named Executive Officers and are designed to attract and retain qualified individuals and also to encourage them to meet the Company's desired performance goals.

      Under the terms of their respective employment agreements, each of the Named Executive Officers of the Company is eligible to receive cash bonuses for achieving certain performance levels. Mr. Strauss is eligible to receive a cash bonus, the grant and amount of which is at the discretion of the Company's Board of Directors. Messrs. Hozie and Loeffler are each eligible to receive annual targeted bonuses, comprised of an objective achievement bonus, a management evaluation bonus and a company performance award. Mr. Hozie's total bonus awards are targeted to a range from a minimum of $162,500 to $487,500 per year, in the aggregate. Notwithstanding this limitation, however, the Compensation Committee may, in its discretion, award annual bonuses to Mr. Hozie in excess of $487,500. Mr. Loeffler's total bonus awards are targeted to 50% of his base salary per year, in the aggregate. Mr. McDonagh is eligible to receive an annual performance bonus, which is targeted to a range from $750,000 to $900,000. Whether or not cash incentive awards are made to Messrs. Hozie, Loeffler and/or McDonagh and the amounts of any such awards are determined by the CEO and the Compensation Committee considering factors that include individual performance, overall Company performance and individual contribution to the growth and success of the Company.

      Under the terms of his employment agreement, Mr. Johnson is entitled to receive a quarterly cash bonus award calculated as a percentage of the Company's profits from its loan sale activities during the prior quarter. Each quarterly bonus is determined by (i) multiplying the Company's net profit, as calculated in accordance with the terms of Mr. Johnson's employment agreement, from the sale or other disposition by American Home Mortgage Corp. of loans to non-affiliated third parties by the applicable percentage set forth on the following sliding scale:

      Net Profit              Bonus Percentage
      ----------              ----------------

      First $300,000                2.00%
      Next $300,000                 1.75%
      Next $300,000                 1.50%
      $900,001 to $10 million       0.75%
      $10 million +                 0.50% / 0.75% (depending on whether the
                                    amount in excess of $10 million represents less than (0.50%) or more than (0.75%) 25 basis points of the total volume of all loans sold to non-affiliated third parties)

and then adding (ii) an amount the value of which is determined by dividing the Company's total loan origination volume by the Company's total non-REIT qualified loan origination volume, multiplied by the total amount determined in accordance with (i) above.

      Equity Incentive Awards

      The Company provides long-term executive compensation incentives in the form of stock option awards, stock appreciation rights and/or restricted stock to more closely align the interests of management with the Company's stockholders. The Compensation Committee believes that grants of stock option awards, stock appreciation rights and/or restricted stock are an effective means of advancing the long-term interests of the Company's stockholders by integrating executive compensation with the long-term value of the Company's common stock. Grants of equity incentive awards to the Company's Named Executive Officers are made pursuant to the Plan. The Plan is administered by the Compensation Committee and awards to the Company's Named Executive Officers under the Plan are made by the Compensation Committee and approved by the Company's Board of Directors. Stock options are granted under the Plan at the prevailing market price on the date of grant and are valuable to the Named Executive Officers only if the Company's common stock appreciates.

      Perquisites, Benefits and Other Compensation
      --------------------------------------------

      The Company provides limited perquisites to the Named Executive Officers, which may include a housing allowance, a car allowance, reimbursement for commuting expenses and life insurance. In addition, as part of the Company's overall executive compensation program, Named Executive Officers are entitled to certain other benefits, including 401(k) plan and participation in the Company's deferred compensation plan. Compensation paid to the Named Executive Officers with respect to perquisites or such other compensation is included in the "All Other Compensation" column of the Summary Compensation Table in accordance with SEC requirements.

      Certain of the Company's Named Executive Officers are also entitled to post-termination payments or payments in the event of a change-in-control of the Company. These benefits are discussed in more detail under the caption "Employment Arrangements" and are set forth in their respective employment agreements.

      Compensation Determinations
      ---------------------------

      Compensation decisions are made by the Compensation Committee, in consultation with the CEO (except in the case of his own compensation), after reviewing the performance of the Company and carefully evaluating a Named Executive Officer's performance during the year against established goals, leadership qualities, operational performance, business responsibilities, career with the Company, current compensation arrangements and long-term potential to enhance shareholder value. The Company's Compensation Committee generally does not adhere to rigid formulas in determining the amount and mix of compensation elements. Rather, it incorporates flexibility into the Company's executive compensation program and in its assessment process to respond to and adjust for the evolving business environment.

      The Compensation Committee strives to achieve an appropriate mix between equity incentive awards and cash payments in order to meet the objectives of the Company's executive compensation program. The executive compensation program's mix of compensation elements is designed to reward recent results and motivate long-term performance through a combination of cash and equity incentive awards.

      2006 Compensation Decisions
      ---------------------------

      Chief Executive Officer
      -----------------------

      In connection with its determination of Mr. Strauss' base salary for 2006, the Compensation Committee engaged independent compensation consultant, Pearl Meyer & Partners ("Pearl Meyer"), to review and evaluate Mr. Strauss' salary and compensation compared to the compensation awarded to CEOs at comparable companies. Using compensation and financial performance information for a representative peer group comprised of certain of the Company's competitor mortgage REITs, thrifts and mortgage finance companies,(1) Pearl Meyer conducted
(i) an analysis of market competitiveness of CEO pay practices and levels, (ii) a review of annual and long-term incentive design and prevalence information and
(iii) a review of the Company's financial performance compared to the peer group. In March 2006, after


---------------------------
(1) The companies included in this peer group were: Aames Investment Corporation, Annaly Mortgage Management , Inc., Anworth Mortgage Asset Corporation, Capital Crossing Bank, Capstead Mortgage Corporation, ECC Capital Corporation, Health Care REIT, Inc., HomeBanc Corp., Impac Mortgage Holdings, Inc., iStar Financial Inc., MFA Mortgage Investments, Inc., MortgageIT Holdings Inc., New Century Financial Corporation, NovaStar Financial, Inc., RAIT Investment Trust, Redwood Trust, Inc. and Saxon Capital Inc.

consultation with Pearl Meyer, the Compensation Committee considered and approved Mr. Strauss' base salary for 2006.

      Mr. Strauss earned an annual base salary of $907,185 during the fiscal year ended December 31, 2006. In determining the fairness and adequacy of Mr. Strauss' base salary for 2006, the Compensation Committee reviewed and approved the Company's short- and long-term goals and objectives relevant to the CEO's compensation and evaluated Mr. Strauss' performance in light of those goals and objectives, including the Company's actual financial performance as well as Mr. Strauss' continued contributions to the growth and success of the Company. Other factors that guided the Compensation Committee in its evaluation of the CEO's performance are Mr. Strauss' ability to lead the Company through its continued growth as a public company; Mr. Strauss' leadership and vision in connection with the Company's evolving business strategy; the Company's total return on stockholders' equity; the integration of acquired businesses; the Company's increased market share; Mr. Strauss' continued recruiting of valuable personnel throughout the Company; and the Company's overall compliance with laws and regulations.

      Messrs. Hozie, McDonagh and Loeffler
      ------------------------------------

      Messrs. Hozie, McDonagh and Loeffler each received a base annual salary of $595,833, $872,917 and $675,000, respectively, during the fiscal year ended December 31, 2006. In determining the fairness and adequacy of the base salary for each of Messrs. Hozie, McDonagh and Loeffler for 2006, the Compensation Committee consulted with Mr. Strauss and considered his recommendations regarding their compensation based on their individual performance, the overall performance of the Company and their individual contributions to the growth and success of the Company.

      Mr. Johnson
      -----------

      Mr. Johnson received a base annual salary of $304,000 during the fiscal year ended December 31, 2006. In addition, Mr. Johnson received quarterly cash bonus awards of $2,947,722, in the aggregate, representing payment for services rendered during the year ended December 31, 2006. In determining the fairness and adequacy of the base salary for Mr. Johnson for 2006, the Compensation Committee consulted with Mr. Strauss and considered his recommendations regarding his compensation based on his individual performance, the overall performance of the Company and his individual contribution to the growth and success of the Company.

      2007 Base Salary and 2006 Bonus Decisions
      -----------------------------------------

      Chief Executive Officer
      -----------------------

      In connection with its determination of Mr. Strauss' incentive compensation for his services to the Company during 2006 and his base salary for 2007, the Compensation Committee again engaged Pearl Meyer to review and evaluate Mr. Strauss' salary and compensation compared to the compensation awarded to CEOs at comparable companies. Using compensation and financial performance information for a representative peer group comprised of certain of the Company's competitor mortgage REITs, thrifts and mortgage finance companies,(2) Pearl Meyer conducted (i) an analysis of market competitiveness of CEO pay practices and levels and (ii) a review of the Company's financial performance compared to the peer group.

      In March 2007, after consultation with Pearl Meyer, the Compensation Committee determined that Mr. Strauss' base salary for 2007 would not change from the 2006 annual amount of $907,185. In addition, in consideration of Mr. Strauss' services to the Company during 2006, the Compensation Committee awarded Mr. Strauss a cash bonus of $2,637,000 and options to purchase 150,000 shares of the Company's common stock as incentive compensation. In determining the fairness and adequacy of Mr. Strauss' compensation for 2006, the Compensation Committee reviewed and approved the Company's short- and long-term goals and objectives relevant to the CEO's compensation and evaluated Mr. Strauss' performance in light of those goals and objectives, including


---------------------------
(2) The companies included in this peer group were: Accredited Home Lenders Hldg., Annaly Capital Management, Inc., Capitalsource Inc., Countrywide Financial Corp., Flagstar Bancorp Inc., Friedman, Billings, Ramsey Grp., Impac Mortgage Holdings, Inc., Indymac Bancorp Inc., iStar Financial Inc., MortgageIT Holdings Inc., New Century Financial Corporation, Radian Group Inc., Redwood Trust, Inc. and Thornburg Mortgage Inc.

the Company's actual financial performance as well as Mr. Strauss' continued contributions to the growth and success of the Company. Other factors that guided the Compensation Committee in its evaluation of the CEO's performance are Mr. Strauss' ability to lead the Company through its continued growth as a public company; Mr. Strauss' leadership and vision in connection with the Company's evolving business strategy; the Company's total return on stockholders' equity; the integration of acquired businesses; the Company's increased market share; Mr. Strauss' continued recruiting of valuable personnel throughout the Company; and the Company's overall compliance with laws and regulations.

      Messrs. Hozie, McDonagh and Loeffler
      ------------------------------------

      In March 2007, the Compensation Committee decided to increase the base annual salary for each of Messrs. Hozie, McDonagh and Loeffler to $625,000, $900,000 and $700,000, respectively, for the fiscal year ending December 31, 2007. In addition, Messrs. Hozie, McDonagh and Loeffler each received a cash bonus of $750,000, $850,000 and $600,000, respectively, and each received options to purchase 50,000 shares of the Company's common stock in consideration of their services to the Company during 2006. In determining the fairness and adequacy of the base salary for each of Messrs. Hozie, McDonagh and Loeffler for 2007 and their respective incentive cash and equity compensation for 2006, the Compensation Committee consulted with Mr. Strauss and considered his recommendations regarding their compensation based on their individual performance, the overall performance of the Company and their individual contributions to the growth and success of the Company.

      Mr. Johnson
      -----------

      In March 2007, the Compensation Committee determined that Mr. Johnson's base salary for 2007 would not change from the 2006 annual amount of $304,000 for the fiscal year ending December 31, 2007. In determining the fairness and adequacy of the base salary for Mr. Johnson for 2007, the Compensation Committee consulted with Mr. Strauss and considered his recommendations regarding his compensation based on his individual performance, the overall performance of the Company and his individual contribution to the growth and success of the Company.


                      REVIEW OF RELATED PERSON TRANSACTIONS

      The Company's Board of Directors has adopted a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the aggregate amount involved will or may be expected to exceed $100,000 in any fiscal year; (ii) the Company is a participant and (iii) any "related person" (defined as a director, director nominee, an executive officer or someone who owns more than 5% of the Company's voting securities, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company's General Counsel will determine whether a transaction meets the definition of a related person transaction that will require review by the Nominating and Corporate Governance Committee of the Board of Directors. The Nominating and Corporate Governance Committee will review all related person transactions referred to it and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Nominating and Corporate Governance Committee and it will evaluate all options available, including ratification, amendment or termination of the transaction.

      The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company's proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company's proxy statement if he or she was a "named executive officer" and the Company's Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company's proxy statement; (iv) any transaction where the related person's interest arises solely from the ownership of the Company's equity securities and all holders of that class of securities received the same benefit on a pro rata basis; (v) any transaction involving competitive bids; (vi) any loan or extension of credit to a related person that is made in the ordinary course of the Company's business, that is of a type that is generally made available by the Company to the public, and that is made by the Company on market terms or terms that are no more favorable than those offered by the Company to the public; and (vii) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

                        TRANSACTIONS WITH RELATED PERSONS

      Employment of Richard Marfino
      -----------------------------

      Richard Marfino, the sibling of Nicholas R. Marfino, a member of the Company's Board of Directors, is employed as a Sales Manager with American Home Mortgage Corp., one of the Company's wholly owned subsidiaries. Richard Marfino received 2006 compensation of approximately $1.1 million in accordance with the terms and provisions of his employment agreement with American Home Mortgage Corp.

      Michael Strauss' Stock Ownership Limitation
      -------------------------------------------

      Michael Strauss, the Company's Chairman of the Board, Chief Executive Officer and President, is permitted to beneficially own up to 20% of the value of the total number of shares of Common Stock and preferred stock of the Company. Typically, in order to maintain REIT status, a REIT imposes general limitations on the ownership of its voting securities. However, the Company's charter excepts Mr. Strauss from those general ownership limitations and, thus, Mr. Strauss is permitted to beneficially own up to 20% of the value of the total number of shares of Common Stock and preferred stock of the Company. The Company believes that as the Company's founder, Chief Executive Officer and President and significant stockholder, Mr. Strauss has played an integral role in the growth and success of the Company and has effectively led the Company through its first years as a public company, acquired and integrated multiple businesses and recruited valuable members of management and other personnel. Accordingly, the Company's Board of Directors believes that permitting Mr. Strauss to maintain significant ownership in the Company is appropriate and is beneficial to the Company because it will provide an incentive for Mr. Strauss to continue to lead and provide his services to the Company.

      Acquisition of Marina Mortgage
      ------------------------------

      The Company acquired Marina Mortgage on December 29, 1999. In connection with the Company's acquisition of Marina Mortgage, the Company issued restricted shares of its Common Stock to Ronald L. Bergum, an executive officer of the Company, and John A. Johnston, an executive officer and director of the Company, and certain other Marina Mortgage stockholders as initial consideration in exchange for their interests in Marina Mortgage. The former Marina Mortgage stockholders were entitled to receive additional consideration, consisting of restricted shares of the Company's Common Stock, periodically until May, 2006, based on the earnout provisions contained in the merger agreement. Under these earnout provisions, former Marina Mortgage stockholders were entitled to receive an annual earnout consisting of restricted shares of Common Stock of the Company based on the profitability of the acquired business. During 2006, Mr. Bergum received an aggregate of 118,912 restricted shares of Common Stock (with a value of approximately $3,646,139). During 2006, Mr. Johnston received an aggregate of 131,777 restricted shares of Common Stock (with a value of approximately $4,040,612).

      Acquisition of First Home Mortgage
      ----------------------------------

      The Company acquired First Home Mortgage on June 30, 2000. In connection with the Company's acquisition of First Home Mortgage, the Company issued restricted shares of its Common Stock to Thomas J. Fiddler and John A. Manglardi, currently two of the Company's executive officers, and the other First Home Mortgage stockholders, as initial consideration for their interests in First Home Mortgage. In addition, the former stockholders of First Home Mortgage, including Messrs. Fiddler and Manglardi, were entitled to receive additional consideration, consisting of cash and restricted shares of Common Stock, pursuant to the earnout provisions contained in the merger agreement.

      Under the merger agreement's earnout provisions, former stockholders of First Home Mortgage were entitled to receive two quarterly payments. One of these quarterly payments, which was automatically paid to the former First Home Mortgage stockholders on a pro rata basis based on their former stock ownership in First Home Mortgage regardless of the profitability of the acquired business, was equal to an aggregate of $75,000 in restricted shares of Common Stock (or cash, before 2002). The other quarterly payment to which former First Home Mortgage stockholders were entitled was equal to an aggregate of $150,000, one half of which was payable in cash and the other half of which was payable in restricted shares of Common Stock, and which, if earned, also was payable on a pro rata basis; the cash payment of this quarterly earnout depended on the acquired business being profitable and having positive cash income for the applicable quarter.

      In addition to the quarterly earnouts, the former First Home Mortgage stockholders were entitled to an annual earnout, consisting of cash and restricted shares of Common Stock, based on the profitability of the acquired business. The previous stockholders of First Home Mortgage received such earnouts during a five-year period ending in May, 2005. During 2006, Mr. Fiddler received an aggregate of 4,289 restricted shares of Common Stock (with a value of approximately $147,799). During 2006, Mr. Manglardi received an aggregate of 4,289 restricted shares of Common Stock (with a value of approximately $147,799). With respect to earnouts paid in cash during 2006, Mr. Fiddler received aggregate cash payments of $241,580 and Mr. Manglardi received aggregate cash payments of $241,580.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires the Company's directors, executive officers and 10% stockholders to file reports of ownership and reports of changes in ownership of the Company's Common Stock and other equity securities with the SEC. Directors, executive officers and 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based on a review of the copies of such reports furnished to it, the Company believes that, during 2006, the Company's directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that: each of John A. Johnston, Nicholas R. Marfino,
C. Cathleen Raffaeli and Kristian R. Salovaara failed to timely file a Form 4 in connection with the acquisition of restricted shares of Common Stock; Irving J. Thau failed to timely file a Form 4 in connection with the transfer of certain shares of Common Stock held by him to his pension plan; Richard S. Loeffler failed to timely file a Form 4 in connection with a sale of Common Stock; and each of Donald Henig, Robert Bernstein, Alan B. Horn, Stephen A. Hozie, Richard
S. Loeffler, Thomas M. McDonagh and Michael Strauss failed to timely file a Form 4 in connection with a grant of stock options. Each of these reports has been filed with the SEC.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      As described above under "Corporate Governance," the members of the Compensation Committee are Nicholas R. Marfino (Chair), Michael A. McManus, Jr., and C. Cathleen Raffaeli. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

PROPOSAL II - RATIFICATION OF INDEPENDENT AUDITORS

      The Board of Directors has appointed the firm of Deloitte & Touche LLP, independent accountants, to be the Company's independent auditors for the fiscal year ending December 31, 2007, and recommends to stockholders that they vote for ratification of that appointment.

      Deloitte & Touche LLP served as the Company's independent auditors for the fiscal years ended December 31, 1999, 2000, 2001, 2002, 2003, 2004, 2005 and
2006. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions. The appointment of the Company's independent auditors is approved annually by the Board of Directors of AHMIC and subsequently submitted to the stockholders for ratification. The decision of the Board is based on the recommendation of the Audit Committee, which reviews and approves in advance the scope of the audit, the types of non-audit services that AHMIC will need and the estimated fees for the coming year. The Audit Committee also reviews and approves non-audit services to ensure that these services will not impair the independence of the independent auditors.

      Before making its recommendation to the Board of Directors for appointment of Deloitte & Touche LLP, the Audit Committee carefully considered the firm's qualifications as independent auditors for the Company, which included a review of Deloitte & Touche LLP's performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with Deloitte & Touche LLP in these respects.

         The Board of Directors recommends a vote "FOR" ratification of Deloitte & Touche LLP as the Company's independent auditors for the year ending
                               December 31, 2007.

                        FEES PAID TO INDEPENDENT AUDITORS

Audit and Non-Audit Fees

      The following table presents the aggregate fees billed for professional services rendered by Deloitte & Touche LLP in 2005 and 2006. Other than as set forth below, no professional services were rendered or fees billed by Deloitte & Touche LLP during 2005 or 2006.

----------------------------------------------------------------------------------------------------------
                             Service                                     2005                2006
----------------------------------------------------------------------------------------------------------
Audit Fees (1)....................................................... $2,479,050          $2,238,900
----------------------------------------------------------------------------------------------------------
Audit-Related Fees (2)...............................................    357,500             583,500
----------------------------------------------------------------------------------------------------------
Tax Fees (3).........................................................    464,465             513,060
----------------------------------------------------------------------------------------------------------
All Other Fees (4)...................................................          0                   0
----------------------------------------------------------------------------------------------------------
TOTAL................................................................ $3,301,015          $3,335,460
----------------------------------------------------------------------------------------------------------

--------------------------

(1) Audit fees include fees for the audit of the Company's annual consolidated financial statements; reviews of the Company's quarterly consolidated financial statements; comfort letters, consents and other services related to SEC filings; accounting consultation attendant to the audit; the 2006 audit of management's assessment of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; and the 2006 audit of the Company's internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2) Audit-related fees include fees for audits of employee benefit plans; data verification and agreed upon procedures related to securitizations; and other agreed upon procedures engagements.

(3)   Tax fees include fees for federal and state tax compliance and planning.

(4) No services were performed by Deloitte & Touche LLP in connection with financial information systems design and implementation or otherwise.

Pre-Approved Services
---------------------

      Prior to engaging Deloitte & Touche LLP to render the above services, and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent auditors was compatible with the maintenance of Deloitte & Touche LLP's independence in the conduct of its auditing services.

      The Audit Committee will use the following procedures for the pre-approval of all audit and permissible non-audit services provided by the independent auditors.

      Before engagement of the independent auditors for the next year's audit, the independent auditors will submit a detailed description of services expected to be rendered during that year within each of four categories of services to the Audit Committee for approval.

      Audit Services include audit work performed on the Company's financial statements, as well as work that generally only the independent auditors can reasonably be expected to provide, including statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC.

      Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditors, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements and discussions surrounding the proper application of financial accounting and/or reporting standards.

      Tax Services include all services, except those services specifically related to the audit of the financial statements, performed by the independent auditors' tax personnel, including tax analysis; assisting with coordination of execution of tax related activities, primarily in the area of corporate development; supporting other tax related regulatory requirements; and tax compliance and reporting.

      Other Services are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditors.

      The Audit Committee pre-approves services to be provided by the independent auditors within each category. The fees are budgeted and the Audit Committee requires the independent auditors to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors.

PROPOSAL III - APPROVAL OF AMENDMENTS TO THE 1999 OMNIBUS STOCK INCENTIVE PLAN

General

      On August 16, 1999, the Company's Board of Directors adopted, and its sole stockholder at such time approved, the 1999 Omnibus Stock Incentive Plan (the "Plan"). AHMIC assumed the Plan in connection with the Company's internal reorganization completed in December, 2003. To date, the Company has reserved an aggregate of 4,000,000 shares of Common Stock for issuance under the Plan. The Company's Board of Directors has, subject to stockholder approval, approved increasing the number of shares authorized for issuance under the Plan by an additional 1,000,000 shares, for a total of 5,000,000 shares, and approved increasing the maximum number of shares that are available to be granted as incentive stock options under the Plan from 4,000,000 to 5,000,000 shares. The purpose of the Plan is to promote the Company's long-term growth and profitability by providing individuals with incentives to improve stockholder value and contribute to the Company's growth and financial success, and by enabling the Company to attract, retain and reward the best available persons for positions of substantial responsibility. The Company will consider awards pursuant to the Plan in light of its overall compensation philosophy and competitive conditions in the marketplace.

Proposed Amendments to the Plan

      Currently, an aggregate of 4,000,000 shares of Common Stock are reserved for purposes of the Plan. Shares subject to options that terminate or expire unexercised or shares of restricted stock that are forfeited will become available for future grants. During 2006, the Company granted 452,159 stock options among fifteen individuals and 25,591 shares of restricted stock among six individuals. On April 26, 2007, the Board of Directors approved an increase in the number of shares of Common Stock available for the grant of awards under the Plan from 4,000,000 to 5,000,000 shares (subject to adjustment as described below and provided in the Plan) and an increase in the maximum number of shares that are available to be granted as incentive stock options under the Plan from 4,000,000 to 5,000,000 shares (subject to adjustment as described below and provided in the Plan). The proposed increase in the aggregate number of shares available for the grant of awards is intended to enhance the Company's flexibility in structuring incentive awards by facilitating future stock option grants and other awards.

      Set forth below is the text from Section 3 and Section 4 of the Plan which contain the amendments being proposed at the Annual Meeting. The proposed revisions to the Plan are underlined. The amendments are qualified in their entirety by reference to such text.

            The text of Section 3 of the Plan shall be amended to read as follows:

            "3. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 5,000,000 shares of Common Stock except that said number of shares shall be adjusted as provided in Section 13. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries."

            The first two sentences of Section 4 of the Plan shall be amended to read as follows:

            "4. Eligibility. Key salaried employees, including officers and directors of the Company and its subsidiaries, are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The maximum number of shares of Common Stock that shall be available for the grant of options intended to be incentive stock options, as defined in Section 422 of the Code, shall be 5,000,000 shares (subject to adjustment as provided in Section 13 hereof)."

Description of the Plan

      This summary of the material terms of the Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

      The Plan provides for the grant of non-qualified stock options, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stock appreciation rights and restricted and non-restricted stock awards, each of which may be granted separately or in tandem with other awards. Participation in the Plan is open to all of the Company's employees, officers and directors. However, only the Company's employees or those of its subsidiaries may receive incentive stock option awards.

      From the Plan's inception through March 31, 2007, 273,492 shares of restricted stock and 3,457,413 options (net of options that have expired or lapsed) to acquire shares of Common Stock have been granted. The options were granted at exercise prices ranging from $4.75 to $34.88 per share, based on the market price of the Common Stock at the time of the grant. As of April 26, 2007, the last reported sale price of the Company's Common Stock on the NYSE was $23.80.

      The Compensation Committee of the Board of Directors administers the Plan. With respect to awards granted to directors and executive officers under the Plan, references in the following discussion to the Compensation Committee shall mean the entire Board of Directors or a duly constituted committee of the Board, as appropriate. In doing so, the Compensation Committee has the authority to:

   o determine the eligible persons to whom, and the time or times at which, awards shall be granted;

   o  determine the types of awards to be granted;

   o determine the number of shares to be covered by or used for reference purposes for each award;

   o impose terms, limitations, restrictions and conditions on any award as deemed appropriate;

   o modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided, however, that except in specified circumstances, any modification that would materially adversely affect any outstanding award shall not be made without the consent of the grantee);

   o accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such award, including, without limitation, any restriction or condition with respect to the vesting or exercisability of an award following termination of any grantee's employment; and

   o establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period.

      As the Plan's administrator, the Compensation Committee also is authorized to make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company, or its financial statements or those of its subsidiaries, or of changes in applicable laws, regulations or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

      Options intended to qualify as incentive stock options under Section 422 of the Code must have an exercise price at least equal to fair market value on the date of grant. Incentive stock options may not be exercisable more than 10 years from the date the option is granted.

      The option exercise price may be paid in cash, by tender of shares of Common Stock, by a combination of cash and shares or by any other means the administrator of the Plan approves. Stock appreciation rights may be settled in cash, shares of Common Stock or a combination of both, in the administrator's discretion.

      Shares of restricted stock may be granted to employees or to directors of the Company. Restricted stock may not be sold, transferred, pledged or otherwise encumbered until (i) expiration of the "restricted period" established by the Compensation Committee at the time of grant, or attainment of performance goals established by the Compensation Committee at the time of grant, or (ii) if provided by the Compensation Committee at the time of grant, (A) death of the employee or director, (B) termination of employment or director status by reason of permanent disability (as determined by the Compensation Committee), (C) retirement of the employee or director under circumstances prescribed by the Compensation Committee, or (D) a "Change in Control" of the Company (as defined below).

      The Compensation Committee also may grant to an employee or director shares of Common Stock in lieu of all or a portion of a cash bonus otherwise payable under the Company's (or a subsidiary's) compensation practices. Such Common Stock may be granted subject to such terms as may be prescribed by the Compensation Committee.

      In the event of a Change in Control of the Company, the Compensation Committee may, to assure fair and equitable treatment of the participants in the Plan, (i) accelerate restriction periods for purposes of vesting in, or realizing gain from, any outstanding options or shares of restricted stock awarded pursuant to the Plan, (ii) offer to purchase any outstanding options or shares of restricted stock made pursuant to the Plan from the holder for its equivalent cash value or (iii) make adjustments or modifications to outstanding options or shares of restricted stock as the Compensation Committee deems appropriate to maintain and protect the rights and interests of participants in the Plan following such Change in Control. In no event, however, may any option be exercised prior to the expiration of six months from the date of grant (unless otherwise provided in the option agreement pursuant to which such option was granted) or after ten years from the date of grant. "Change in Control" means: (a) any person becomes the beneficial owner of securities of the Company representing more than 20% of the combined voting power of the Company's outstanding securities; (b) the Company's stockholders approve a merger or consolidation as a result of which securities representing less than 51% of the combined voting power of the securities of the surviving or resulting corporation will be owned by such stockholders; (c) the Company's stockholders approve an agreement for the sale or disposition of all or substantially all of the Company's assets (unless the agreement is with a subsidiary of the Company) or a plan of complete liquidation; (d) persons who were members of the Company's Board of Directors immediately before the completion of a tender offer or before a merger, consolidation, or contested election cease to constitute a majority of the Board of Directors as a result of any such transaction; or (e) a change in control which would be required to be reported in the Company's Proxy Statement.

      The Board of Directors may terminate, amend or modify the Plan or any portion of it at any time. However, all awards made before the termination of the Plan will remain in effect until they have been satisfied or terminated in accordance with the terms of the Plan and those awards. In addition, no amendment may be made, without the approval of the stockholders of the Company, which would (i) increase the number of shares reserved for issuance under the Plan, (ii) decrease the exercise price of an option to less than 100% of the fair market value of the underlying shares of Common Stock at the time of grant of the option, (iii) change the class of persons eligible to participate and receive awards under the Plan, or (iv) extend the term of the Plan.

      The Plan was approved on August 16, 1999, by the Company's sole stockholder at such time, and the Plan became effective on September 23, 1999. The Plan will terminate upon the earlier of (i) the adoption of a resolution of the Company's Board of Directors to terminate the plan, (ii) the date all shares of Common Stock subject to the Plan are issued according to the Plan's provisions or (iii) ten years from the effective date of the Plan.

      Because the Plan is discretionary, benefits to be received by individual awardees are not determinable. The following table shows the number of options and shares of restricted stock granted to the Company' Named Executive Officers and certain groups under the Plan during the year ended December 31, 2006.

                  Individual or Group                      Number of Options          Number of Shares of Restricted Stock
----------------------------------------------------------------------------------------------------------------------------
Michael Strauss                                                 132,159                                --
Chairman of the Board, Chief Executive Officer and
President

Stephen A. Hozie                                                 50,000                                --
Executive Vice President and Chief Financial Officer

Robert F. Johnson, Jr.                                             --                                  --
Executive Vice President, Capital Markets

Thomas McDonagh                                                  50,000                                --
Executive Vice President and Chief Investment Officer

Richard S. Loeffler                                              40,000                                --
Executive Vice President and Chief Administrative Officer

All current executive officers as a group (seven persons)       312,159                                --

All current directors (who are not executive officers)             --                                18,833
as a group

All employees (who are not executive officers) as a group       140,000                               6,758


Certain Federal Income Tax Consequences

      The following discussion is based on the Code and applicable regulations thereunder in effect on the date hereof. Any subsequent changes in the Code or such regulations may affect the accuracy of this discussion. In addition, this discussion does not consider any state, local or foreign tax consequences or any circumstances that are unique to a particular participant that may affect the accuracy or applicability of this discussion.

      Nonqualified Stock Options ("NQSOs")
      ------------------------------------

      The grant of an NQSO will not result in taxable income to the grantee or an income tax deduction to the Company. The holder of an NQSO generally recognizes ordinary compensation income at the time the NQSO is exercised in an amount equal to the excess of the fair market value of the shares of Common Stock acquired over the exercise price of the option. The Company is generally entitled to a corresponding deduction at that time for the amount of compensation income includible in the grantee's income. In the case of an employee exercising an NQSO, the amount of compensation income is subject to income tax withholding, and the Compensation Committee may require that an amount equal to the tax required to be withheld on exercise be remitted to the Company in addition to the option exercise price. The grantee's basis in the shares acquired upon exercise of an NQSO is equal to the sum of (i) the exercise price paid for the Common Stock, plus (ii) the amount included in the grantee's income upon exercise (this sum will generally be equal to the fair market value of the shares of Common Stock on the date of exercise of the NQSO). Any further gain (or loss) upon subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending upon the amount of time the shares were held following exercise.

      Incentive Stock Options ("ISOs")
      --------------------------------

      Neither the grant nor the exercise of an ISO will result in taxable income to the employee or a deduction to the Company. However, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price paid will constitute an item of adjustment that must be taken into account in determining the employee's alternative minimum taxable income.

      If the employee holds the shares acquired upon exercise of an ISO until the later of two years after grant of the ISO or one year after exercise, and if he or she has been an employee of the Company or a subsidiary at all times from the date of grant of the ISO until the date three-months before the date of exercise, then any gain (or loss) realized by the employee on a subsequent disposition of the shares will be long term capital gain (or loss). However, if the employee disposes of the shares acquired upon exercise of an ISO during the two-year period following grant of the ISO or the one-year period following exercise, the employee is generally required to recognize, as ordinary income for the year in which the disposition occurred, the amount by which the fair market value of the shares on the date of exercise of the ISO exceeds the exercise price paid, and the Company will be entitled to a corresponding compensation deduction for such year. In the case of such a disposition, the employee's basis in the shares disposed of is equal to the sum of the exercise price paid and the amount includible in his or her income as compensation.

      Stock Appreciation Rights ("SARs")
      ----------------------------------

      The grant of an SAR does not result in taxable income to the grantee or a deduction by the Company. Upon the exercise of an SAR, the grantee recognizes compensation income equal to the amount of cash, plus the fair market value of Common Stock or other property received, and the Company is entitled to a compensation deduction in a like amount.

      Restricted Stock
      ----------------

      The transfer of shares of restricted stock to an employee or director generally does not result in any taxable income to the recipient or deduction to the Company. On the date that the restrictions lapse (whether due to expiration of the restricted period or for any other reason), the recipient is required to recognize, as compensation income, an amount equal to the fair market value of the Common Stock on that date (less the amount, if any, paid by the recipient for the restricted stock). However, a recipient of restricted stock may elect, within thirty days after the transfer pursuant to Section 83(b) of the Code, to include in income for the year of transfer an amount equal to the fair market value of the Common Stock on the date of transfer (less the amount, if any, paid for the restricted stock). The Company is entitled to a compensation deduction for the amount includible in the recipient's income for the year of such inclusion, whether as a result of a Section 83(b) election or as a result of the lapse of the restrictions. In addition, in the case of a recipient who is an employee, the amount includible in the recipient's income and deductible by the Company is subject to income tax withholding. The Compensation Committee may require or permit the recipient to remit to the Company an amount, in cash, sufficient for the Company to satisfy its withholding obligation. Once the restrictions lapse (or a Section 83(b) election is made), the recipient's basis in the shares of Common Stock received as restricted stock is equal to the amount includible in the recipient's income by reason of the lapse of the restrictions (or the making of the Section 83(b) election), plus the amount, if any, paid by the recipient for the restricted stock, and the recipient's holding period for the stock begins on the date that the restrictions lapse (or on the date of transfer to him or her of the restricted stock if a Section 83(b) election is made).

      Limitations on Company Deductions; Parachute Payments
      -----------------------------------------------------

      Under Section 162(m) of the Code, the Company's deduction for certain payments of compensation to executive officers named in the "Summary Compensation Table" is subject to a $1,000,000 limitation. However, certain "performance based compensation," the material terms of which are disclosed to and approved by stockholders, is exempt from this limitation.

      In addition, under certain circumstances, payments of compensation (including the value of the acceleration of the exercisability of options or SARs) in connection with a "change in control" of the Company could be deemed to be "excess parachute payments" for purposes of Sections 280G and 4999 of the Code. To the extent that payments are so considered, the Company is denied a deduction for the amount of the "excess parachute payment," and the recipient is subject to a nondeductible 20% excise tax upon such amounts.

The Board of Directors recommends a vote "FOR" approval of the Amendments to the
                       1999 Omnibus Stock Incentive Plan.

                                  OTHER MATTERS

      The Board of Directors does not intend to bring any other business before the Annual Meeting, and as far as is known by the Board, no matters are to be brought before the Annual Meeting except as disclosed in the Notice of Annual Meeting of Stockholders. However, as to any other business which may properly come before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

                     ANNUAL REPORT AND FINANCIAL STATEMENTS

      A copy of the Company's Annual Report on Form 10-K (excluding the exhibits thereto) for the fiscal year ended December 31, 2006, including the Company's audited financial statements contained therein, is being delivered to stockholders of AHMIC as of the Record Date, together with this Proxy Statement.

                  STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

      Any stockholder who satisfies the requirements of Rule 14a-8 under the Exchange Act may submit a proposal for inclusion in the Company's proxy statement in connection with the 2008 Annual Meeting of Stockholders. Such proposal must be delivered to AHMIC no later than January 19, 2008.

      The Company's bylaws have an advance notice procedure for stockholders wishing to nominate a director or have a stockholder proposal (other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act) considered at the next Annual Meeting of Stockholders. The advance notice procedure generally requires that a stockholder proposal for the 2008 Annual Meeting of Stockholders must be delivered in writing to the Company's General Counsel and Secretary, together with certain required information relating to such stockholder's stock ownership and identity, as set forth in the Company's bylaws, not earlier than February 22, 2008, and not later than March 23, 2008. If, however, the 2008 Annual Meeting of Stockholders is scheduled for a date that is more than 30 days before (or more than 60 days after) the anniversary date of the 2007 Annual Meeting of Stockholders, a stockholder's notice of proposal, in order to be timely, must be so delivered not earlier than the 120th day before the 2008 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day before the 2008 Annual Meeting of Stockholders or the tenth day following the day on which the Company publicly announces the date of the 2008 Annual Meeting of Stockholders. Stockholder proposals should be sent to: American Home Mortgage Investment Corp., 538 Broadhollow Road, Melville, New York 11747,
Attention: General Counsel and Secretary.

                                  By order of the Board of Directors,

                                  /s/ Michael Strauss

                                  MICHAEL STRAUSS
                                  Chairman of the Board, Chief Executive Officer and President

Dated:  May 18, 2007

                                                                       EXHIBIT A
                                                                       ---------

                     AMERICAN HOME MORTGAGE INVESTMENT CORP.

                        1999 OMNIBUS STOCK INCENTIVE PLAN

                           Adopted on August 16, 1999
                       Effective as of September 23, 1999
                        As amended through June 14, 2005

      1. Purpose. The purpose of the American Home Mortgage Investment Corp. 1999 Omnibus Stock Incentive Plan (the "Plan") is to maintain the ability of American Home Mortgage Investment Corp. (the "Company") and its subsidiaries to attract and retain highly qualified and experienced employees, officers and directors and to give such employees, officers and directors a continued proprietary interest in the success of the Company and its subsidiaries. Pursuant to the Plan, such employees, officers and directors will be offered the opportunity to acquire the Company's Common Stock, par value $.01 per share (the "Common Stock"), through the grant of options, stock appreciation rights in tandem with such options, the award of restricted stock under the Plan, bonuses payable in stock or a combination thereof. Unless the context clearly indicates otherwise, references herein to "option" or "options" shall include any tandem stock appreciation right that may be granted in connection with such option or options in accordance with Section 6(f). As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the "Code").

      2. Administration of the Plan. The Plan shall be administered by a compensation committee (the "Committee") as appointed from time to time by the Board of Directors of the Company (the "Board"), which Committee shall consist of not less than two members of the Board. With respect to directors of the Company, the Plan shall be administered by the entire Board. With respect to any participants who are officers within the meaning of Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") ("Executive Officers"), the Plan shall be administered by the entire Board or a duly constituted committee of the Board satisfying the requirements of Section 162(m) of the Code. For purposes of awards granted to directors of the Company, references herein to "Committee" shall mean the entire Board or such duly constituted committee. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

      In administering the Plan, the Committee may adopt rules and regulations for carrying out the Plan. The interpretation and decision with regard to any question arising under the Plan made by the Committee shall be final and conclusive on all employees and directors of the Company and its subsidiaries participating or eligible to participate in the Plan. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel. The Committee shall determine the employees and directors to whom, and the time or times at which, grants or awards shall be made and the number of shares to be included in the grants or awards. Within the limitations of the Plan, the number of shares for which options will be granted from time to time and the periods for which the options will be outstanding will be determined by the Committee.

      Each option or stock or other awards granted pursuant to the Plan shall be evidenced by an option agreement or award agreement (an "Agreement"). An Agreement shall not be a precondition to the granting of options or stock or other awards; however, no person shall have any rights under any option or stock or other awards granted under the Plan unless and until the person to whom such option or stock or other award shall have been granted shall have executed and delivered to the Company an Agreement. The Committee shall prescribe the form of all Agreements. A fully executed original of the Agreement shall be provided to both the Company and the recipient of the grant or award.

      3. Shares of Stock Subject to the Plan. The total number of shares that may be optioned or awarded under the Plan is 4,000,000 shares of Common Stock except that said number of shares shall be adjusted as provided in Section 13. Any shares subject to an option which for any reason expires or is terminated unexercised and any restricted stock which is forfeited may again be optioned or awarded under the Plan. Shares subject to the Plan may be either authorized and unissued shares or issued shares acquired by the Company or its subsidiaries.

      4. Eligibility. Key salaried employees, including officers, and directors of the Company and its subsidiaries are eligible to be granted options and awarded restricted stock under the Plan and to have their bonuses payable in stock. The maximum number of shares of Common Stock that shall be available for the grant of options intended to be incentive stock options, as defined in
Section 422 of the Code, shall be 4,000,000 shares (subject to adjustment as provided in Section 13 hereof). The employees and directors who shall receive awards or options under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, which may be based upon information furnished to the Committee by the Company's management, and the Committee shall determine, in its sole discretion, the number of shares to be covered by the award or awards and by the option or options granted to each such employee or director selected. Such key salaried employees and directors who are selected to participate in the Plan shall be referred to collectively herein as "Participants." In no event shall any Participant who is a key employee be granted stock options with respect to more than 150,000 shares of Common Stock in any calendar year (subject to adjustment as provided in Section 13 hereof).

      5. Duration of the Plan. No award or option may be granted under the Plan more than ten years from the date the Plan is adopted by the Board or the date the Plan receives shareholder approval, whichever is earlier, but awards or options theretofore granted may extend beyond that date.

      6. Terms and Conditions of Stock Options. All options granted under this Plan shall be either incentive stock options, as defined in Section 422 of the Code, or options other than incentive stock options; provided, however, that all options granted to persons who are not employees of the Company shall be nonstatutory stock options not intended to qualify as incentive stock options entitled to special tax treatment under Section 422 of the Code. Each such option shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith as the Committee shall determine.

      (a) The option price per share shall be determined by the Committee. However, subject to Section 6(k), the option price of incentive stock options shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time the option is granted. For purposes of the Plan, the "Fair Market Value" on any date, means (i) if the Common Stock is listed on a national securities exchange or quotation system, the closing sales prices on such exchange or quotation system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, (ii) if the Common Stock is not listed on a national securities exchange or quotation system, the mean between the bid and asked prices as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") for such date or (iii) if the Common Stock is neither listed on a national securities exchange or quotation system nor quoted by NASDAQ, the fair value as determined by such other method as the Committee determines in good faith to be reasonable.

      (b) Each option shall be exercisable pursuant to the attainment of such performance goals and/or during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the Agreement. In no event may an option be exercised more than ten years from the date the option was granted.

      (c) Unless otherwise provided in the Agreement, no option shall be exercisable within six months from the date of the granting of the option. An option shall not be exercisable with respect to a fractional share of Common Stock or with respect to the lesser of 50 shares or the full number of shares then subject to the option. No fractional shares of Common Stock shall be issued upon the exercise of an option. If a fractional share of Common Stock shall become subject to an option by reason of a stock dividend or otherwise, the optionee shall not be entitled to exercise the option with respect to such fractional share.

      (d) Each Agreement shall state whether the option(s) evidenced thereby will or will not be treated as incentive stock option(s).

      (e) Each option may be exercised by giving written notice to the Company specifying the number of shares to be purchased, which shall be accompanied by payment in full including, if required by applicable law, taxes, if any. Payment, except as provided in the Agreement, shall be made as follows:

      (i) in United States dollars by certified check or bank draft; or

      (ii) by tendering to the Company shares of Common Stock already owned for at least six months by the person exercising the option, which may include shares received as the result of a prior exercise of an option, and having a Fair Market Value on the date on which the option is exercised equal to the cash exercise price applicable to such option; or

      (iii) by a combination of United States dollars and shares of Common Stock as aforesaid; or

      (iv) in accordance with a cashless exercise program established by the Committee in its sole discretion under which either (A) if so instructed by the optionee, shares may be issued directly to the optionee's broker or dealer upon receipt of the purchase price in cash from the broker or dealer, or (B) shares may be issued by the Company to an optionee's broker or dealer in consideration of such broker's or dealer's irrevocable commitment to pay to the Company that portion of the proceeds from the sale of such shares that is equal to the exercise price of the option(s) relating to such shares; or

      (v) in such other manner as permitted by the Committee at the time of grant or thereafter.

      No optionee shall have any rights to dividends or other rights of a shareholder with respect to shares of Common Stock subject to such optionee's option until such optionee has given written notice of exercise of such optionee's option and paid in full for such shares.

      (f) Notwithstanding the foregoing, the Committee may, in its sole discretion, grant to a grantee of an option a right (a "stock appreciation right") to elect, in the manner described below, in lieu of exercising such grantee's option for all or a portion of the shares of Common Stock covered by such option, to relinquish such grantee's option with respect to any or all of such shares and to receive from the Company a payment having a value equal to the amount by which (a) the Fair Market Value of a share of Common Stock on the date of such election, multiplied by the number of shares as to which the grantee shall have made such election, exceeds (b) the total exercise price for that number of shares of Common Stock under the terms of such option. A stock appreciation right shall be exercisable at the time the tandem option is exercisable, and the "expiration date" for the stock appreciation right shall be the expiration date for the tandem option. A grantee who makes such an election shall receive payment in the sole discretion of the Committee (i) in cash equal to such excess or (ii) in the nearest whole number of shares of Common Stock of the Company having an aggregate Fair Market Value, which is not greater than the cash amount calculated in clause (i) above; or (iii) a combination of the forms of payment described in clauses (i) and (ii) above. A stock appreciation right may be exercised only when the amount described in clause (a) above exceeds the amount described in clause (b) above. An election to exercise stock appreciation rights shall be deemed to have been made on the day written notice of such election, addressed to the Committee, is received at the Company's offices. An option or any portion thereof with respect to which a grantee has elected to exercise the stock appreciation rights described above shall be surrendered to the Company and such option shall thereafter remain exercisable according to its terms only with respect to the number of shares as to which it would otherwise be exercisable, less the number of shares with respect to which stock appreciation rights have been exercised. The grant of a stock appreciation right shall be evidenced by such form of Agreement as the Committee may prescribe. The Agreement evidencing stock appreciation rights shall be personal and will provide that the stock appreciation rights will not be transferable by the grantee otherwise than by will or the laws of descent and distribution and that they will be exercisable, during the lifetime of the grantee, only by the grantee.

      (g) Except as provided in the Agreement, an option may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date of such exercise, the grantee was an employee or director of either the Company or of a subsidiary of the Company or of another corporation referred to in Section 421(a)(2) of the Code. The Agreement shall provide whether, and if so, to what extent, an option may be exercised after termination of continuous employment, but any such exercise shall in no event be later than the termination date of the option. If the grantee should die, or become permanently disabled as determined by the Committee in accordance with the Agreement, at any time when the option, or any portion thereof, shall be exercisable by such grantee, the option will be exercisable within a period provided for in the Agreement, by the optionee or person or persons to whom such optionee's rights under the option shall have passed by will or by the laws of descent and distribution, but in no event at a date later than the termination of the option. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it.

      (h) The option by its terms shall be personal and shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution as provided in Section 6(g). During the lifetime of an optionee, the option shall be exercisable only by the optionee. In the event any option is exercised by the executors, administrators, heirs or distributees of the estate of a deceased optionee as provided in Section 6(g), the Company shall be under no obligation to issue Common Stock thereunder unless and until the Company is satisfied that the person or persons exercising the option are the duly appointed legal representative of the deceased optionee's estate or the proper legatees or distributees thereof.

      (i) Notwithstanding any intent to grant incentive stock options, an option granted will not be considered an incentive stock option to the extent that it together with any earlier incentive stock options permits the exercise for the first time in any calendar year of more than $100,000 in Fair Market Value of Common Stock (determined at the time of grant).

      (j) The Committee may, but need not, require such consideration from an optionee at the time of granting an option as it shall determine, either in lieu of, or in addition to, the limitations on exercisability provided in Section 6(e).

      (k) No incentive stock option shall be granted to an employee who owns or would own immediately before the grant of such option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company. This restriction does not apply if, at the time such incentive stock option is granted, the option price is at least 110% of the Fair Market Value of one share of Common Stock, as determined in accordance with Section 6(a), on the date of grant and the incentive stock option by its terms is not exercisable after the expiration of five years from the date of grant.

      (l) An option and any Common Stock received upon the exercise of an option shall be subject to such other transfer restrictions and/or legending requirements that are specified in the Agreement.

      7. Terms and Conditions of Restricted Stock Awards. All awards of restricted stock under the Plan shall be subject to all the applicable provisions of the Plan, including the following terms and conditions, and to such other terms and conditions not inconsistent therewith, as the Committee shall determine.

      (a) Awards of restricted stock may be in addition to or in lieu of option grants.

      (b) During a period set by, and/or until the attainment of particular performance goals based upon criteria established by, the Committee at the time of each award of restricted stock (the "restriction period") as specified in the Agreement, the recipient shall not be permitted to sell, transfer, pledge, or otherwise encumber the shares of restricted stock; except that such shares may be used, if the Agreement permits, to pay the option price of any option granted under the Plan, provided an equal number of shares delivered to the recipient shall carry the same restrictions as the shares so used.

      (c) If so provided in the Agreement, shares of restricted stock shall become free of all restrictions if (i) the recipient dies, (ii) the recipient's employment terminates by reason of permanent disability, as determined by the Committee, (iii) the recipient retires under specific circumstances set forth in the Agreement, or (iv) there is a Change in Control (as defined in Section 9 hereof) of the Company. The Committee may require medical evidence of permanent disability, including medical examinations by physicians selected by it. If the Committee determines that any such recipient is not permanently disabled, the restricted stock held by such recipient shall be forfeited and revert to the Company.

      (d) Unless and to the extent otherwise provided in the Agreement in accordance with Section 7(c), shares of restricted stock shall be forfeited and revert to the Company upon the recipient's termination of employment or directorship during the restriction period, except to the extent the Committee, in its sole discretion, finds that such forfeiture might not be in the best interest of the Company and, therefore, waives all or part of the application of this provision to the restricted stock held by such recipient.

      (e) Stock certificates for restricted stock shall be registered in the name of the recipient but shall be appropriately legended and returned to the Company by the recipient, together with a stock power, endorsed in blank by the recipient. The recipient shall be entitled to vote shares of restricted stock and shall be entitled to all dividends paid thereon, except that dividends paid in Common Stock or other property shall also be subject to the same restrictions.

      (f) Restricted stock shall become free of the foregoing restrictions upon expiration of the applicable restriction period, and the Company shall then deliver Common Stock certificates evidencing such stock to the recipient.

      (g) Restricted stock and any Common Stock received upon the expiration of the restriction period shall be subject to such other transfer restrictions and/or legending requirements that are specified in the Agreement.

      8. Bonuses Payable in Stock. In lieu of cash bonuses otherwise payable under the Company's or applicable subsidiary's compensation practices to employees and directors eligible to participate in the Plan, the Committee, in its sole discretion, may determine that such bonuses shall be payable in Common Stock or partly in Common Stock and partly in cash. Such bonuses shall be in consideration of services previously performed and as an incentive toward future services and shall consist of shares of Common Stock subject to such terms as the Committee may determine in its sole discretion. The number of shares of Common Stock payable in lieu of a bonus otherwise payable shall be determined by dividing such amount by the Fair Market Value of one share of Common Stock on the date the bonus is payable.

      9. Change in Control.

      (a) In the event of a Change in Control of the Company, the Committee may, in its sole discretion, provide that any of the following applicable actions be taken as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:

      (i) accelerate restriction periods for purposes of vesting in, or realizing gain from, any outstanding option or shares of restricted stock awarded pursuant to this Plan;

      (ii) offer to purchase any outstanding option or shares of restricted stock made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change in Control; or

      (iii) make adjustments or modifications to outstanding options or with respect to restricted stock as the Committee deems appropriate to maintain and protect the rights and interests of the Participants following such Change in Control.

      Any such action approved by the Committee shall be conclusive and binding on the Company, its subsidiaries and all Participants; provided, however, that notwithstanding the foregoing, under no circumstances shall the Committee take or approve any action that would result in an "Excess Parachute Payment," as defined in Section 280G(b) of the Code.

      For purposes hereof, "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not the Company is subject to the Exchange Act at such time; provided, however, that without limiting the generality of the foregoing, such a Change in Control shall in any event be deemed to occur if and when:

      (i) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), the Company, its subsidiaries and affiliates (as defined in Rule 12b-2 under the Exchange Act), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company's then outstanding securities;

      (ii) stockholders approve a merger or consolidation as a result of which securities representing less than 51% of the combined voting power of the outstanding voting securities of the surviving or resulting corporation will be beneficially owned, directly or indirectly, in the aggregate by the former stockholders of the Company;

      (iii) stockholders approve either (A) an agreement for the sale or disposition of all or substantially all of the Company's assets to an entity which is not a subsidiary of the Company, or (B) a plan of complete liquidation;

      (iv) the persons who were members of the Board immediately before the completion of a tender offer by any person other than the Company or a subsidiary or affiliate of the Company, or before a merger, consolidation, or contested election, or before any combination of such transactions, cease to constitute a majority of the Board as a result of such transaction or transactions; or

      (v) a change in control of the Company occurs of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act if the Company were subject to the provisions of the Exchange Act at the time such change in control occurs (whether or not the Company is subject to the Exchange Act at that time), and at the time such change in control occurs, the Company is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 30% of the combined voting power of the Company's then outstanding securities, and (B) more than the percentage of the combined voting power of the Company's outstanding securities beneficially owned, directly or indirectly, at that time by any other person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act).

      (b) In no event, however, may (i) any option be exercised prior to the expiration of six months from the date of grant (unless otherwise provided for in the Agreement), or (ii) any option be exercised after ten years from the date it was granted.

      10. Transfer, Leave of Absence. For the purpose of the Plan: (a) a transfer of an employee from the Company to a subsidiary or affiliate of the Company, whether or not incorporated, or vice versa, or from one subsidiary or affiliate of the Company to another, and (b) a leave of absence, duly authorized in writing by the Company or a subsidiary or affiliate of the Company, shall not be deemed a termination of employment.

      11. Rights of Employees and Directors.

      (a) No person shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and the Agreement.

      (b) Nothing contained in the Plan or Agreement shall be deemed to give any employee or director the right to be retained in the service of the Company or its subsidiaries.

      12. Tax Withholding Obligations.

      (a) If required by applicable law, the payment of taxes, upon the exercise of an option pursuant to Section 6(e) or a stock appreciation right pursuant to
Section 6(f), shall be in cash at the time of exercise or on the applicable tax date under Section 83 of the Code, if later; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the optionee pursuant to procedures approved by the Committee; provided, further, however, the amount of Common Stock so withheld shall not exceed the minimum required withholding obligation.

      (b) If required by applicable law, recipients of restricted stock, pursuant to Section 7, shall be required to pay taxes to the Company upon the expiration of restriction periods or such earlier dates as elected pursuant to
Section 83 of the Code; provided, however, tax withholding obligations may be met by the withholding of Common Stock otherwise deliverable to the recipient pursuant to procedures approved by the Committee. If tax withholding is required by applicable law, in no event shall Common Stock be delivered to any awardee until such awardee has paid to the Company in cash the amount of such tax required to be withheld by the Company or has elected to have such awardee's withholding obligations met by the withholding of Common Stock in accordance with the procedures approved by the

Committee or otherwise entered into an agreement satisfactory to the Company providing for payment of withholding tax.

      (c) the Company shall first withhold from any cash bonus described in
Section 8, an amount of cash sufficient to meet its tax withholding obligations before the amount of Common Stock paid in accordance with Section 8 is determined.

      13. Changes in Capital; Reorganization.

      (a) Upon changes in the outstanding Common Stock by reason of a stock dividend, stock split, reverse split, subdivision, recapitalization, an extraordinary dividend payable in cash or property, combination or exchange of shares, separation, reorganization or liquidation, and the like, the aggregate number and class of shares available under the Plan as to which stock options and restricted stock may be awarded, the number and class of shares under (i) each option and the option price per share and (ii) each award of restricted stock shall, in each case, be correspondingly adjusted by the Committee, such adjustments to be made in the case of outstanding options without change in the total price applicable to such options.

      (b) In the event (i) the Company is merged or consolidated with another entity and the Company is not the surviving corporation, or the Company shall be the surviving corporation and there shall be any change in the Common Stock of the Company by reason of such merger or consolidation, or (ii) all or substantially all of the assets of the Company are acquired by another corporation, or (iii) there is a reorganization or liquidation of the Company (each, a "Reorganization Event"), or (iv) the Board shall propose that the Company enter into a Reorganization Event, then the Board (acting solely through members of the Board who were members of the Board prior to the occurrence of the Reorganization Event) may in its discretion take any or all of the following actions:

      (i) by written notice to the holders of stock options or restricted stock awards, provide that the stock options or restricted stock awards shall be terminated unless exercised within 30 days (or such longer period as the Board shall determine in its discretion) after the date of such notice; and

      (ii) advance the dates upon which (A) any or all outstanding stock options and stock appreciation rights shall be exercisable or (B) restrictions applicable to restricted stock awards shall lapse.

      Whenever deemed appropriate by the Board, any action referred to in this
Section 13(b) may be made conditioned upon the consummation of the applicable Reorganization Event.

      (c) Any adjustments or other action pursuant to this Section 13 shall be made by the Board and the Board's determination as to what adjustments shall be made or actions taken, and the extent thereof, shall be final and binding.

      14. Miscellaneous Provisions.

      (a) The Plan Shall be Unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of shares or the payment of cash upon exercise of any option or stock appreciation right under the Plan. Proceeds from the sale of shares of Common Stock pursuant to options granted under this Plan shall constitute general funds of the Company. The expenses of the Plan shall be borne by the Company.

      (b) It is understood that the Committee may, at any time and from time to time after the granting of an option or the award of restricted stock or bonuses payable in Common Stock hereunder, specify such additional terms, conditions and restrictions with respect to such option or stock as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws, including, without limitation, terms, restrictions and conditions for compliance with federal and state securities laws and methods of withholding or providing for the payment of required taxes.

      (c) If at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of shares of Common Stock upon any national securities exchange or quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of shares of Common Stock hereunder, no option may be exercised or restricted stock or stock bonus may be transferred in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

      (d) By accepting any benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated such Participant's or person's acceptance and ratification, and consent to, any action taken under the Plan by the Committee, the Company or the Board.

      (e) THE PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

      15. Limits of Liability.

      (a) Any liability of the Company or any of its subsidiaries to any participant with respect to any option or award shall be based solely upon contractual obligations created by the Plan and the Agreement.

      (b) None of the Company or any of its subsidiaries, or any member of the Committee or the Board, or any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

      16. Amendments and Termination. The Board may, at any time, amend, alter or discontinue the Plan; provided, however, no amendment, alteration or discontinuation shall be made which, without the approval of the stockholders, would:

      (a) except as is provided in Section 13, increase the maximum number of shares of Common Stock reserved for the purpose of the Plan;

      (b) except as is provided in Section 13, decrease the option price of an option to less than 100% of the Fair Market Value of a share of Common Stock on the date of the granting of the option;

      (c) change the class of persons eligible to receive an award of restricted stock, options or bonuses payable in Common Stock under the Plan; or

      (d) extend the duration of the Plan.

      The Committee may amend the terms of any award of restricted stock or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of any holder without such holder's written consent.

      17. Duration. The Plan shall be adopted by the Board as of the date on which it is approved by a majority of the Company's stockholders, which approval must occur within the period ending 12 months after the date the Plan is adopted. The Plan shall terminate upon the earliest of the following dates or events to occur:

      (a) the adoption of a resolution of the Board, terminating the Plan; or

      (b) the date all shares of Common Stock subject to the Plan are purchased according to the Plan's provisions; or

      (c) ten years from the date hereof.

                                      PROXY

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF
                     AMERICAN HOME MORTGAGE INVESTMENT CORP.

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 21, 2007

      The undersigned hereby appoints Michael Strauss and Stephen A. Hozie, and each or either of them, with full power of substitution, as his or her true and lawful agents and proxies (the "Proxies") to represent the undersigned at the 2007 Annual Meeting of Stockholders of American Home Mortgage Investment Corp. ("AHMIC") to be held at AHMIC's headquarters, 538 Broadhollow Road, Melville, New York 11747, at 10:00 a.m. (Eastern Time) on Thursday, June 21, 2007, and at any adjournments or postponements thereof, and authorizes the Proxies to vote all shares of AHMIC shown on the other side of this card with all the powers the undersigned would possess if personally present at the 2007 Annual Meeting of Stockholders.

      This proxy, when properly executed, will be voted as directed on the reverse side. If this proxy is properly executed and no direction is made, this proxy will be voted "FOR" the election of the named nominees for director, "FOR" the ratification of the independent auditors and "FOR" the amendments to the Company's 1999 Omnibus Stock Incentive Plan and in the discretion of the Proxies with respect to any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the proxy statement of AHMIC dated May 18, 2007, soliciting proxies for the 2007 Annual Meeting.

      All previous proxies given by the undersigned to vote at the 2007 Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

                (Continued and to be signed on the reverse side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                                  June 21, 2007

             \|/ Please Detach and Mail in the Envelope Provided \|/
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[X]  PLEASE MARK YOUR VOTES
     AS IN THIS EXAMPLE USING
     DARK INK ONLY

1. ELECTION OF DIRECTORS to serve for a
three-year term expiring at the 2010
Annual Meeting of Stockholders, and in
each case, until their respective
successors shall be duly elected and
qualified.
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
"FOR" ALL NOMINEES LISTED AT RIGHT (EXCEPT    WITHHOLD            Nominees:
AS MARKED TO THE CONTRARY BELOW)              AUTHORITY TO VOTE
                                              FOR ALL NOMINEES    John A. Johnston  (Class II)
                                              LISTED AT RIGHT     Michael A. McManus, Jr. (Class II)

                   [__]                            [__]


         TO WITHHOLD AUTHORITY TO VOTE FOR A
         PARTICULAR NOMINEE, PRINT THE NAME OF
         SUCH NOMINEE ON THE LINE PROVIDED              __________________________________

                                                                           FOR       AGAINST       ABSTAIN
2.   RATIFICATION OF DELOITTE & TOUCHE LLP as the Company's                [ ]         [ ]           [ ]
     independent auditors for the year ending December 31, 2007.

                                                                           FOR       AGAINST       ABSTAIN
3.   AMENDMENTS TO THE COMPANY'S 1999 OMNIBUS STOCK INCENTIVE PLAN.        [ ]         [ ]           [ ]

     OTHER MATTERS:
     Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting or any adjournment or postponement thereof.

SIGNATURE(S) _________________________________________          DATE ________________

             _________________________________________          DATE ________________
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NOTE: PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREIN. WHEN SIGNING AS ATTORNEY,
      ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE GIVE YOUR FULL TITLE
      AS SUCH. IF A CORPORATION, PLEASE SIGN BY PRESIDENT OR OTHER AUTHORIZED
      OFFICER AND INDICATE TITLE. IF SHARES ARE REGISTERED IN THE NAMES OF JOINT
      TENANTS OR TRUSTEES, EACH TENANT OR TRUSTEE IS REQUIRED TO SIGN.